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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MEMC Electronic Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MEMC ELECTRONIC MATERIALS, INC.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2012

        MEMC Electronic Materials, Inc. will hold its 2012 Annual Stockholders' Meeting at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065 on Friday, May 25, 2012 at 9:00 a.m., local time, for the following purposes:

          1.     To elect two Class II directors to serve for a term expiring in 2015;

          2.     To vote on the compensation of our named executive officers as described in the accompanying proxy statement;

          3.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012;

          4.     To approve amendments to our equity incentive plans to allow a one-time stock option exchange program for employees other than executive officers;

          5.     To consider and act upon a stockholder proposal to elect each director annually; and

          6.     To transact such other business as may properly come before the meeting and all adjournments thereof.

        The Board of Directors has fixed April 5, 2012 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and Annual Report. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2012 Annual Meeting.

Sincerely,
BRADLEY D. KOHN Corporate Secretary

April 12, 2012

YOUR VOTE IS IMPORTANT

        Under a recent rule change, brokers are not permitted to vote shares in director elections without instructions from the beneficial owner of those shares. If your shares are held in the name of your broker or bank, your vote is especially important this year. We encourage you to vote promptly, even if you intend to attend the Annual Meeting.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2012

        The Company's proxy statement for the 2012 Annual Meeting of Stockholders, the annual report to stockholders for the fiscal year ended December 31, 2011 and the Company's full annual report on Form 10-K for the 2011 fiscal year are available at www.memc.com.

i

2012 PROXY SUMMARY

        This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders	• Time and date: 9:00 a.m., Pacific Time, May 25, 2012
• Place: Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065
• Record Date: April 5, 2012

•

Voting:    Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting matters and Board	• Election of two directors (FOR THE NOMINEES)
recommendations	• Advisory vote on executive compensation (FOR)
• Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2012 (FOR)
• Approval of amendments to our equity incentive plans to allow a one-time stock option exchange program (FOR)
• Stockholder proposal to elect each director annually (AGAINST)
Board nominees	• Robert J. Boehlke. Chairman of board of directors of Tessera Technologies, Inc. MEMC Director since 2001.
• Emmanuel T. Hernandez. Operating Partner, Khosla Ventures. MEMC Director since 2009.
Other directors	Term expiring in 2013
• John Marren. Partner at TPG Capital. MEMC Director and Chairman since 2001.
• William E. Stevens. Chairman of BBI Group, Inc. MEMC Director since 2001.
• James B. Williams. Partner at TPG Capital. MEMC Director since 2003.
Term expiring in 2014
• Peter Blackmore. President and Chief Executive Officer of ShoreTel, Inc. MEMC Director since 2006.
• Ahmad R. Chatila. President and Chief Executive Officer of MEMC. MEMC Director since 2009.
• Marshall Turner. Former Chairman and Chief Executive Officer of Dupont Photomasks, Inc. MEMC Director since 2007.

Named executive officers	• Ahmad Chatila, President and Chief Executive Officer
• Mark Murphy, Senior Vice President and Chief Financial Officer
• Kenneth H. Hannah, Executive Vice President and President—Solar Energy
• Shaker Sadasivam, Executive Vice President and President—Semiconductor Materials
• Carlos Domenech, Executive Vice President and President—Solar Energy Asset Management
• Denis McCarthy, Former Interim Principal Financial Officer
Advisory vote on executive compensation	We ask our stockholders to consider and approve the compensation of our named executive officers on an advisory basis. Our Board of Directors recommends a FOR vote.
Independent registered public accounting firm	Although not required, we ask stockholders to ratify the selection of KPMG LLP as our independent registered accounting firm for fiscal 2012.
Approval of Amendments to Equity Incentive Plans

We ask our stockholders to approve amendments to our equity incentive plans to allow a one-time stock option exchange program for our employees. Our Board of Directors recommends a FOR vote because we believe that the stock option exchange program will revive the retention and motivational value of stock option awards held by our employees. Our directors and executive officers are excluded from this option exchange program.

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        MEMC is soliciting proxies to be used at our 2012 Annual Stockholders' Meeting. The Notice Regarding the Availability of Proxy Materials and the proxy materials will be mailed to stockholders beginning April 12, 2012. Please review these proxy materials and return your proxy or otherwise vote your shares. Your vote is important and the Board of Directors urges you to participate in this important meeting.

Who Can Vote

        Record holders of MEMC common stock on April 5, 2012 may vote at the Annual Meeting. On April 5, 2012, there were 230,816,183 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the "Notice") to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.

        If you are a stockholder of record on the record date, there are four ways to vote:

  •
  By Internet—Log on to the Internet and go to www.proxyvote.com, and follow the steps outlined on the secured website;

  •
  By Telephone—Call toll free 1-800-690-6903 within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message;

  •
  By Printed Proxy—Request a printed proxy card as instructed in the Notice. When you receive your proxy card, mark, date and sign it, and return it in the postage-paid envelope provided; and

  •
  In Person—Come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

        If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of four ways:

  •
  Deliver another proxy (either Internet proxy or printed proxy) with a later date;

  •
  Enter a new vote by Internet or telephone;

  •
  Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  Vote in person at the Annual Meeting.

Abstentions and Broker Non-Votes

        The vast majority of the stockholders of MEMC hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with MEMC's transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to MEMC or to a third party, or to vote in person at the Annual Meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the "beneficial owner." As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        Until recently, under applicable SEC and NYSE rules, your broker had discretionary authority to vote your shares for or against the election of directors without direction from you. Now, your broker may vote your shares in director elections only if you have specifically directed him or her to do so. As a result, it is expected that many fewer shares might be cast in director elections. Therefore, your vote is even more critical this year.

        It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of our independent registered public accounting firm but not with respect to any other matter to be presented at the Annual Meeting. Outstanding shares not voted by brokers under such circumstances, but represented at the meeting by otherwise completed proxy cards, are referred to as "broker non-votes." Broker non-votes will NOT be counted as votes cast for (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers, or (iii) the resolution to approve amendments to our equity incentive plans to allow a one-time stock option exchange program. Those shares will be deemed abstentions for the voting on those matters or the stockholder proposal.

        Under our By-Laws, directors are elected by a majority of the votes cast. For a director to be elected, the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Abstentions will not be taken into account in director elections. Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Except as otherwise provided above with respect to director elections, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

        Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan.

        If you are a participant in the MEMC Retirement Savings Plan, your voting direction card represents all shares you own through the plan, assuming that your shares are registered in the same name. Your voting direction card will serve as a voting instruction for the trustee of the Retirement Savings Plan. Plan participants may direct the plan's trustee how to vote the shares held by the plan, but only if the participant returns a voting direction card. If you own shares through the Retirement Savings Plan and you do not vote, the Retirement Savings Plan trustee will vote those shares in the same proportion as other participants vote their Retirement Savings Plan shares.

Quorum

        For business to be transacted at the Annual Meeting, there must be a quorum. A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. Shares represented by proxies that are marked "withhold" with respect to the election of one or more directors will be counted as present in determining whether there is a quorum at the meeting.

Vote Required

        If a quorum is present at our Annual Meeting, the following vote is required for approval of each matter to be voted on:

• Election of Directors	In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast "FOR" a nominee's election must exceed the number of votes "AGAINST" such nominee's election. Each nominee receiving more votes for his election than votes against his election will be elected.
• Approval of Executive Compensation

The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting by proxy and entitled to vote at the meeting and on the matter will constitute MEMC stockholders' non-binding approval of this matter.

• Ratification of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2012

A majority of shares entitled to vote and present in person or by proxy at the meeting voted "FOR" the ratification of KPMG LLP as MEMC's independent registered public accounting firm for the year ending December 31, 2012 will constitute approval of this matter.

• Approval of Amendments to Equity Incentive Plans	A majority of shares entitled to vote and present in person or by proxy at the meeting voted "FOR" the approval of amendments to our equity incentive plans will constitute approval of this matter.
• Stockholder Proposal to Elect Each Director Annually	A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" the proposal in order to constitute approval of this stockholder proposal.

Costs of Solicitation

        We will pay for preparing, printing and mailing the Notice and, as applicable, other proxy materials. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the Notice and other proxy materials to our beneficial owners. We have hired Morrow & Co., LLC, a proxy solicitation firm, to aid in the solicitation of proxies, for a fee of $5,500, plus customary out of pocket expenses.

Printed Proxy Materials

        If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including a proxy card), please follow the instructions included in the Notice. These instructions include three options for requesting materials: (i) via the Internet, by going to www.proxyvote.com, and following the instructions thereon; (ii) via telephone, by calling 1-800-579-1639; and (iii) via email, by sending an email to sendmaterial@proxyvote.com, which email must include the 12 Digit Control Number set forth in the Notice. We may choose to mail printed proxy materials to certain stockholders.

ITEM NO. 1—ELECTION OF DIRECTORS

        The MEMC Board of Directors consists of nine members organized into three classes, with each director elected to serve for a three-year term. Michael McNamara, a Class II director, has announced his retirement from the Board of Directors effective on the date of our 2012 Annual Meeting, and there will be a vacancy in Class II. Rules of the New York Stock Exchange require that listed companies with classified boards of directors maintain equal sized classes of directors. Mr. McNamara's retirement leaves only one director in Class II. Accordingly, the Board of Directors has directed that Mr. Hernandez, who has been in Class III since 2009, be moved to Class II and stand for reelection with Mr. Boehlke. As such, as of the date of the Annual Meeting, there will be two directors in Class II (term expiring in 2012), three directors in Class III (term expiring in 2013), and three directors in Class I (term expiring in 2014).

        Accordingly, two Class II directors will be elected at our 2012 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2015. The Nominating and Corporate Governance Committee has nominated Robert J. Boehlke and Emmanuel T. Hernandez for election as Class II directors at this meeting. Mr. Boehlke and Mr. Hernandez each have consented to serve for a new term. If elected, each will continue in office until his successor has been elected and qualified. If either Mr. Boehlke or Mr. Hernandez is unable to serve as a director at the time of the 2012 Annual Meeting, the persons named on the proxy card may vote for any alternative designated by the present Board of Directors.

        You may not vote for more than two nominees. The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Boehlke and Hernandez, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominee named on the proxy card.

The Board of Directors recommends a vote "FOR"
the election of Mr. Boehlke and Mr. Hernandez as directors.

Director Qualifications

        The Nominating and Corporate Governance Committee has no stated specific or minimum qualifications that must be met by a director candidate, and the Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. All candidates for election or reelection, however, should (1) have sufficient experience in the semiconductor, solar wafer, solar energy systems or general technology industries to enable them to effectively help design and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. The Board believes directors should encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests. MEMC looks for a range of skills and criteria which it expects from all of its directors. In light of the nature of the Company's business, the Nominating and Corporate Governance Committee (and Board as a whole) looks for director candidates who have experience in the semiconductor industry or solar industry, either as executives or directors. In addition, the Committee looks to candidates who have international expertise. As a general matter, good judgment, strong character, and leadership experience are key factors for qualification to serve as a member of the Board of Directors. In the event that there is an available Board position, the Board assesses its current aggregate skills set, and has in the past specifically set out to fill any perceived gaps in experience or certain skills, and expects it will continue to do so in the future.

        The following provides information as of March 1, 2012 about each director nominee and each director that will continue as a director in 2012. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the director skills table below, the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to MEMC and our Board. Finally, we value their significant current and prior experience on other public and private company boards of directors and board committees.

        Michael McNamara, a Class II director, announced his retirement from the Board of Directors in January 2012, effective with the 2012 Annual Meeting. As a result, Mr. McNamara will not be a director as of the date of our 2012 Annual Meeting and is not standing for reelection. At this time, the Board of Directors expects to have nine director positions, comprised of eight directors and one vacancy until further determined by the Board of Directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

  Summary of Skills of Directors

	Blackmore	Boehlke	Chatila	Hernandez	Marren	Stevens	Turner	Williams
Senior executive experience (CEO, CFO)	X	X	X	X		X	X	X
Semiconductor, solar energy industry experience	X	X	X	X	X		X
General management experience	X	X	X	X	X	X	X	X
International experience	X	X	X	X		X	X	X
High level of financial literacy		X		X	X	X	X	X

  Nominees for Election in 2012

Robert J. Boehlke, Director since 2001, Age 70
(Term expiring in 2012)

        Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of general management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is the Chairman of the Board of Directors of Tessera Technologies, Inc., an intellectual property technology licensing company, and in the past he has served on the board of directors of other public and private companies, including LTX Corporation, Entegris Inc., QuickLogic Corp., DuPont Photomasks, Inc. and Semi-Sematech.

Emmanuel T. Hernandez, Director since 2009, Age 56
(Term expiring in 2012)

        From April 2005 to November 2008, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation. He retired as Chief Financial Officer of SunPower in November 2008, but continued in a transition role at SunPower until January 2009. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez currently serves on the board of directors of ON Semiconductor Corp., a public company listed on the NYSE, Aruba Networks, a public company listed on NASDAQ, and EnStorage, Inc., a private storage systems company. Mr. Hernandez is currently an Operating Partner at Khosla Ventures and serves on the board of directors of one of its portfolio companies, Soraa, Inc., a private LED/Laser company.

  Continuing Directors

John Marren, Director since 2001, Age 48
(Term expiring in 2013)

        Mr. Marren has been Chairman of the Board of Directors of MEMC since November 2001. Mr. Marren has been a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm, since April 2000, and has served on the Board of Directors of Freescale Semiconductor Holdings I, Ltd., a public company listed on the NYSE, since June 2007. Mr. Marren also served on the Board of Directors of Conexant Systems, Inc., a publicly held NYSE company, from 2004 to 2008 and on the Board of Directors of ON Semiconductor Corp., also an NYSE company, from 2000 until 2007. Mr. Marren also spent eight years in the semiconductor industry working with other companies prior to MEMC. He has served on seven other boards of directors of private and public companies, including service on audit and compensation committees.

William E. Stevens, Director since 2001, Age 69
(Term expiring in 2013)

        Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens serves on the Board of Directors of McCormick & Company, Incorporated, an NYSE company in the food services industry. Mr. Stevens served as Chairman and Chief Executive Officer of the Westmark Group from 1999 to 2001. From 1996 to 1999, Mr. Stevens was an Executive Vice President with Mills & Partners, a private equity and leveraged-buyout investment firm. Prior to this, Mr. Stevens served as the President and Chief Executive Officer of United Industries Corp. from 1989 to 1996. Mr. Stevens previously has served on the board of directors of The Black & Decker Corporation, a publicly traded company listed on the NYSE, Chromalloy American, a subsidiary of Sequa Corporation, a formerly public company, The Earthgrains Company, a public company listed on the NYSE, and United Industries, a privately held company.

James B. Williams, Director since 2003, Age 55
(Term expiring in 2013)

        Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies. Mr. Williams is a former chief executive responsible for strategic and operational leadership and results of a health care business. He is also the former managing partner of a global management consulting firm specializing in organizational effectiveness, strategic management and executive compensation. Currently, in his role as a partner at TPG Capital, a leading global private equity firm, he has responsibility for, among other things, supporting and guiding the performance of executives.

Peter Blackmore, Director since 2006, Age 64
(Term expiring in 2014)

        Mr. Blackmore has been President, Chief Executive Officer and a member of the Board of Directors of ShoreTel, Inc., an internet protocol communications company listed on NASDAQ, since December 2010. From July 2008 until September 2010, Mr. Blackmore served as President, Chief Executive Officer and a member of the board of directors of UTStarcom, Inc., an internet protocol company listed on NASDAQ. From July 2007 to July 2008 Mr. Blackmore was President and Chief Operating Officer for UTStarcom. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation between February 2005 and July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore was a member of the Board of Directors of Multi-Fineline Electronix, Inc. from 2005 to 2008. Mr. Blackmore has experience in the computer and telecommunications industries, which are closely tied to the semiconductor industry. In addition, he has significant experience in China and India through his work with HP and UTStarcom.

Ahmad R. Chatila, Director since 2009, Age 45
(Term expiring in 2014)

        Mr. Chatila joined MEMC as President and Chief Executive Officer and as a Class I director on March 2, 2009. Prior to joining MEMC, Mr. Chatila served as Executive Vice President, Memory and Imaging Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company listed on NASDAQ, from July 2005 to February 2009. From September 2004 to June 2005, Mr. Chatila was the Vice President of Operations of the Cypress Memory and Imaging Division, and before that he served as Managing Director of the low power memory business unit in the Memory and Imaging Division from January 2003 to September 2004. Mr. Chatila initially joined Cypress in 1991 and held a number of management roles in wafer technology development, manufacturing and sales since that time, including the positions described above. From November 1997 to December 1999, Mr. Chatila worked for Taiwan Semiconductor Manufacturing Company (TSMC) as Senior Account Manager, before rejoining Cypress in January 2000. Mr. Chatila has over 20 years' experience in the semiconductor industry, with increasing responsibility as an executive during this time, prior to his appointment as our President and Chief Executive Officer.

Marshall Turner, Director since 2007, Age 70
(Term expiring in 2014)

        Mr. Turner served as MEMC's Interim Chief Executive Officer from November 12, 2008 to March 1, 2009. From March 2, 2009 to June 12, 2009, Mr. Turner served as MEMC's Interim SVP of Business and Strategic Development. Previously, Mr. Turner served as Chairman and Chief Executive Officer of Dupont Photomasks, Inc. from June 2003 through April 2005 (when it was acquired by Toppan Printing Company, Ltd.), and President and Chief Executive Officer of that company through May 2006. Dupont Photomasks, Inc. manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc., a digital programmable logic company listed on NASDAQ, and the AllianceBernstein Funds, a group of 32 mutual funds advised by AllianceBernstein LP, a leading global investment management firm. Mr. Turner has over 10 years experience as a CEO of companies with international manufacturing facilities, suppliers and customers, and 20 years experience as a venture capital fund partner or principal. He has served as a board member of 22 public or private software, electronics, biotechnology, computer, telecommunication, consumer product, and education companies.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table lists the beneficial ownership of MEMC common stock as of April 5, 2012, based on the number of shares outstanding as of such date, by (i) each of our directors as of such date; (ii) our "named executive officers" listed in our summary compensation table under "EXECUTIVE COMPENSATION" below; (iii) all directors and executive officers as a group as of such date; and (iv) each person known by the Company to own beneficially five percent or more of MEMC's common stock. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
Thornburg Investment Management Inc.	25,150,243	(1)	10.9%
Peter Blackmore	64,400	(2)	*
Robert J. Boehlke	72,600	(3)	*
Emmanuel Hernandez	60,000	(4)	*
John Marren	132,600	(5)	*
Michael McNamara	78,300	(6)	*
William E. Stevens	65,600	(7)	*
Marshall Turner	103,800	(8)	*
James B. Williams	92,600	(9)	*
Ahmad Chatila	498,972	(10)	*
Mark J. Murphy	122,000	(11)	*
Denis McCarthy	172,309	(12)	*
Shaker Sadasivam	357,509	(13)	*
Kenneth H. Hannah	625,495	(14)	*
Carlos Domenech	212,259		*
All directors and executive officers as a group (19 persons)	3,120,289	(15)	1.35%

*
Represents less than 1% of MEMC's outstanding common stock as of April 5, 2012.

(1)
Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Thornburg Investment Management Inc. on February 2, 2012. According to the filing, Thornburg Investment Management Inc., 2300 North Ridgetop Road, Santa Fe, New Mexico 87506, is the beneficial owner of 25,150,243 shares of MEMC common stock.

(2)
Includes 47,400 shares that may be acquired by the holder within 60 days of April 5, 2012, including 17,400 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(3)
Includes 42,600 shares that may be acquired by the holder within 60 days of April 5, 2012, including 32,600 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(4)
Includes 20,000 shares that may be acquired by the holder within 60 days of April 5, 2012, including 15,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(5)
Includes 32,600 shares that may be acquired by the holder within 60 days of April 5, 2012, including 32,600 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(6)
Includes 21,800 shares that may be acquired by the holder within 60 days of April 5, 2012, including 14,300 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(7)
Includes 55,600 shares that may be acquired by the holder within 60 days of April 5, 2012, including 38,600 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(8)
Includes 84,800 shares that may be acquired by the holder within 60 days of April 5, 2012, including 14,800 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(9)
Includes 32,600 shares that may be acquired by the holder within 60 days of April 5, 2012, including 32,600 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(10)
Includes 375,000 shares that may be acquired within 60 days of April 5, 2012.

(11)
Includes 25,000 shares that may be acquired within 60 days of April 5, 2012.

(12)
Includes 144,225 shares that may be acquired within 60 days of April 5, 2012.

(13)
Includes 252,725 shares that may be acquired within 60 days of April 5, 2012.

(14)
Includes 576,250 shares that may be acquired within 60 days of April 5, 2012.

(15)
Includes 1,888,795 shares that may be acquired within 60 days of April 5, 2012 and 197,900 shares underlying restricted stock unit awards held by directors that such directors could receive upon resignation as a director.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

        As of the date of the Annual Meeting, our Board of Directors will consist of eight directors, seven of whom are independent under applicable New York Stock Exchange Rules. On January 26, 2012, the Board of Directors affirmatively determined that, in its judgment, each director other than Mr. Chatila meets all applicable independence standards established by the New York Stock Exchange.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors met nine times in 2011. During 2011, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

        Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC's regular quarterly Board meetings. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

        Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders' meeting. Last year, all of our directors attended the annual stockholders' meeting.

Board Policy Regarding Voting for Directors

        In February 2010, the Board of Directors adopted amendments to MEMC's By-Laws to provide for majority voting in director elections. Prior to these amendments, directors were elected by a plurality of the votes cast. MEMC's Amended and Restated By-Laws require that in order to be elected, the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that nominee. Our director nominees are currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a "holdover director." MEMC has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance

Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Audit Committee

        Our Audit Committee is comprised of four directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

  •
  The quality and integrity of our financial statements and financial reporting processes;

  •
  Our systems of internal accounting and financial controls and disclosure controls;

  •
  The qualifications and independence of our independent auditors;

  •
  The performance of our internal audit function and independent auditors; and

  •
  Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

        The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC's independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC's accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Audit Committee during 2011 were Messrs. Stevens (Chair), Boehlke, Hernandez and Turner. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee during 2011 and 2012 is financially literate and meets all applicable independence standards established by the New York Stock Exchange. The Board of Directors has also determined that each of Mr. Boehlke, Mr. Hernandez and Mr. Stevens is an "audit committee financial expert" within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met seven times in 2011.

Compensation Committee

        During 2011, our Compensation Committee consisted of three directors, all of whom were independent. The Compensation Committee discharges the Board of Directors' responsibilities relating to compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating our director and officer compensation plans, policies and programs.

        The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Compensation Committee in 2011 were Messrs. Williams (Chairman), Blackmore and McNamara and until April 2011, C. Douglas Marsh. The Board of

Directors has determined that each of Mr. Williams, Blackmore and McNamara meet the independence standards established by the New York Stock Exchange as well as those established for purposes of applicable SEC and Internal Revenue Service ("IRS") rules. The Compensation Committee met four times in 2011.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of four members, all of whom are independent. The Nominating and Corporate Governance Committee:

  •
  Assists the Board by identifying individuals qualified to become members of the Board of Directors;

  •
  Recommends to the Board the director nominees for the next annual stockholders' meeting and from time to time to fill vacancies on the Board;

  •
  Recommends to the Board our Corporate Governance Guidelines; and

  •
  Leads the Board in its annual review of the Board's performance.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. The members of the Nominating and Corporate Governance Committee during 2011 were Messrs. Boehlke (Chairman), Blackmore, Stevens and Turner. The Board of Directors determined that each of Messrs. Blackmore, Boehlke, Stevens and Turner meet the independence standards established by the New York Stock Exchange. The Nominating and Corporate Governance Committee met three times in 2011.

Director Nomination Process

        The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

        In the case of incumbent directors, the Committee will review each director's overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and stockholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

        The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376:

  •
  Stockholder's name, number of shares owned, length of period held, and proof of ownership;

  •
  Name, age and address of candidate;

  •
  Candidate's detailed resume;

  •
  Description of any arrangements or understandings between the stockholder and the candidate; and

  •
  Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

        Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies, and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2013 annual stockholders' meeting, the stockholder must follow the procedures described under "Stockholder Proposals for 2013 Annual Meeting" below.

Director Evaluations

        On an annual basis, the Nominating and Corporate Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board. In addition to this evaluation, and as a part of this process, the Board and each Committee conducts a self-assessment. The Nominating and Corporate Governance Committee reviews the results of these self-assessments, and shares the same with the Board and each Committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity

        While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

Board of Directors' Role in Risk Management

        Risk is an integral part of Board and Committee deliberations throughout the year. Under MEMC's Audit Committee Charter, the Audit Committee is responsible for discussing policies with respect to risk assessment and risk management with senior management. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company's exposure to risk, the Audit Committee must discuss guidelines and policies to govern the process by which this is handled. The Audit Committee is responsible for discussing the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee and the Board annually review an assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management's plan for mitigating these risks. In addition, the Board discusses risks related to the Company's business strategy at the annual strategic planning meeting and at other meetings as appropriate.

Risk Considerations in our Compensation Program

        Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk-taking by our executives or employees for the following reasons:

  •
  We structure our pay to consist of both fixed and variable compensation. The salary portion of compensation is designed to provide a steady income regardless of MEMC's stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. For short-term performance, our cash bonus is awarded based on achievement of Company and personal targets. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. Our restricted stock units generally vest after achievement of performance objectives in equal installments over a set number of years or just over time, either annually or with cliff vesting (e.g., after three, four or five years). The Committee believes that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

  •
  Because the performance measures for determining incentive payments consist largely of Company measures, we believe our executives are encouraged to take a balanced approach that focuses on corporate performance.

  •
  Under our short-term (annual) incentive program, our financial targets are applicable to our executives and employees alike, regardless of business segment. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the Company or their business segment. As a result, a person in our most profitable business segment is not encouraged to take more risk than someone in a less profitable business segment and vice-versa.

  •
  Under our short-term (annual) incentive program, we cap our cash bonus at double the target level, which we believe also mitigates excessive risk taking. Even if the Company dramatically exceeds its targets, bonus payouts are limited. Conversely, we have a floor on bonus payouts so that profitability below a certain level (as approved by the Compensation Committee) does not result in bonus payouts for this metric.

  •
  We have strict internal controls over the measurement and calculation of targets for bonus payouts, designed to keep the targets from being susceptible to manipulation by any employee, including our executives.

  •
  We believe that our focus on Company performance metrics (through our annual incentive program) and stock price performance (through grants of stock options) provides a meaningful constraint on excessive risk taking.

Board Leadership Structure

        Although MEMC's By-Laws do not require separate individuals serving in the role of Chairman of the Board and Chief Executive Officer, MEMC believes it is currently best served by having separate individuals serve as Chairman of the Board of Directors and as Chief Executive Officer. Due to the Company's volume growth plans and our focus on maximizing operational efficiency, the Board believes that the Chief Executive Officer's full time and attention should be spent on leading that growth with a focus on the Company's everyday operations. As a result, Mr. Chatila serves on the Board of Directors, but Mr. Marren, an independent outside director, serves as the Chairman of the Board of Directors. Mr. Marren has over 10 years of service on the MEMC Board of Directors, and brings additional expertise to the MEMC Board Chairman role as a Partner of TPG Capital, a global private investment firm. Mr. Marren is independent under applicable NYSE rules, and functions as both the Chairman of the Board and as lead independent director.

Director Compensation

        The following table provides certain information about compensation paid to our outside directors during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Peter Blackmore	$71,000	185,090	(1)	—	$256,090
Robert Boehlke	$84,000	185,090	(2)	—	$269,090
Emmanuel Hernandez	$76,000	185,090	(3)	—	$261,090
John Marren	$109,000	185,090	(4)	—	$294,090
Michael McNamara	$68,000	185,090	(5)	—	$253,090
William Stevens	$109,000	185,090	(6)	—	$294,090
Marshall Turner	$78,000	185,090	(7)	—	$263,090
James Williams	$83,000	185,090	(8)	—	$268,090

(1)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Blackmore held 39,800 RSUs and 30,000 options.

(2)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Boehlke held 55,000 RSUs and 10,000 options.

(3)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) and stock options granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Hernandez held 40,900 RSUs and 10,000 options.

(4)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Marren held 55,000 RSUs and no options.

(5)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. McNamara held 36,700 RSUs and 10,000 options.

(6)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Stevens held 61,000 RSUs and 17,000 options.

(7)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Turner held 37,200 RSUs and 70,000 options.

(8)
This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2011, Mr. Williams held 55,000 RSUs and no options.

        Under the non-employee director compensation program in place during 2011, non-employee directors received, and the above table reflects, the following fees for their service on the Board of Directors and its Committees:

  •
  $50,000 annual Board of Directors cash retainer;

  •
  $50,000 additional cash retainer for Chairman of the Board of Directors;

  •
  $40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

  •
  $20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

  •
  $5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

  •
  $1,000 cash for each Board of Directors' meeting and each Committee meeting attended.

        In addition, the non-employee director compensation program in place during 2011 provided for, and the above table reflects, annual equity compensation grants as follows:

  •
  Upon their initial election or appointment to the Board of Directors, outside directors receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years. In March 2012, the Board of Directors amended the program to provide for an initial grant of non-qualified stock options to purchase 25,000 shares of common stock upon initial election or appointment to the Board of Directors.

  •
  Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest 100% on the first anniversary of the grant date. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $185,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $185,000 total value.

 REPORT OF THE AUDIT COMMITTEE

        We have met and held discussions with MEMC management and with MEMC's independent registered public accounting firm, KPMG LLP. We have reviewed and discussed the consolidated financial statements of MEMC for 2011 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61, as amended.

        KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.

        Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2011 be included in MEMC's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)
Robert J. Boehlke
Emmanuel T. Hernandez
Marshall Turner

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

        KPMG LLP served as our principal independent registered public accounting firm for 2010 and 2011. The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2010		2011
Audit fees	$3,446,300	(1)	$4,399,125
Audit-related fees	$—		$—
Tax fees	$341,800		$146,000
All other fees	$—		$75,000

(1)
In April 2011, subsequent to the filing of the 2011 Proxy Statement, the Audit Committee approved the payment of $309,000 of additional audit fees to KPMG LLP, resulting in total 2010 audit fees of $3,446,300.

        Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, reviews of financial statements included in the Form 10-Q and services that are normally provided in connection with statutory and regulatory filings. Audit-related fees consisted principally of acquisition due diligence and other audit services. Tax fees consisted principally of tax compliance and consultation services. The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2011 was compatible with maintaining KPMG LLP's independence.

        MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC's independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while other services require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services were pre-approved by the Audit Committee in 2010 and 2011 pursuant to an agreed upon delegation of authority, which authorized management to engage our independent auditors to perform those services by providing detailed information to the Audit Committee at the next regularly scheduled Audit Committee meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for the Company's executive compensation programs. The Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Executive Summary of 2011 Performance and Compensation Actions

        In 2011, MEMC grew revenues by 21% to $2,715.5 million. However, 2011 represented a very challenging business environment for MEMC in both the solar and semiconductor industries. The solar industry, which accounted for over 60% of MEMC's 2011 revenues, experienced a significant downturn, including sharp reductions in pricing of solar modules, solar cells, solar wafers and polysilicon. On the semiconductor side of the business, the March 2011 earthquake in Japan forced management to shift hundreds of resources from around the globe to aid in plant recovery. Added to this, the semiconductor market faced a severe cycle downturn which resulted in lower demand and softening prices. Because of these challenges in both of our industries, management took swift and decisive restructuring actions in the 2011 fourth quarter to better align operations to current and expected business conditions. The purpose of these restructuring activities is to lower operating costs, increase cash flow and improve productivity. In addition, progress was made in the fundamentals of the business including increased market share, improvements in safety and quality, reductions in factory disruptions in the semiconductor business and increases in interconnections and reduction of balance of systems cost in the solar energy business.

        Actual executive compensation delivered during 2011 reflects our results, and we continue to leverage our programs to attract and retain talent to achieve strong operating performance and build a strong base for operating growth in 2012 and beyond.

        While MEMC experienced dramatic challenges in 2011, the Company's executive compensation programs continue to be based on a consistent philosophy that they must:

  •
  Reinforce the Company's business objectives and the creation of long-term stockholder value;

  •
  Provide for performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk;

  •
  Align the interests of executives and stockholders by weighting a significant portion of compensation on sustained stockholder returns through long-term performance programs;

  •
  Attract, retain and motivate key executives by providing a mix of competitive compensation that includes fixed and variable compensation, short-term and long-term incentives, as well as cash and equity-based pay; and

  •
  Recognize and support outstanding individual performance and behaviors that demonstrate our Mission, Values and Culture.

        In 2011, actions were taken to strengthen the leadership team. These actions came through the hiring of new executives, integrating key talent from acquisitions and moving and expanding responsibilities for top executives. This focus of strengthening the leadership team, combined with building a performance oriented culture, has resulted in undesired attrition of less than 1 percent in the leadership ranks. This Compensation Discussion and Analysis describes the pay actions for 2011 as well as the decisions that impact executive pay for 2012.

Objectives and Design of MEMC's Executive Compensation Programs

        MEMC's executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to remain with the Company and to strive to enhance stockholder value. Over time, the Committee has developed and adhered to three enduring executive compensation principles: (i) all compensation should be referenced and validated based on industry surveys; (ii) changes to compensation should be performance and responsibility based; and (iii) executive compensation should be targeted to the 50th and 75th percentiles of a relevant comparison group of companies (although the actual compensation of an individual may fall below or sometimes exceed these percentiles given a number of factors).

        The Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. Additionally, the Committee determines the final compensation for the Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding the named executive officers' compensation.

  Surveys and Peer Group Comparisons

        In reviewing MEMC's 2011 executive compensation programs and in making compensation decisions in previous years with regard to each of the elements of compensation discussed below, the Committee has utilized Radford's Global Technology Survey. In 2011, the Committee utilized this survey to benchmark the pay of each of our named executive officers against a broader technology group of 60 companies, with revenue ranging from $1.2 billion to $10 billion. The Committee considered pay information from both this larger data set as well as a more focused database of 12 survey participants most similar to MEMC in terms of revenue size and industry in developing its compensation decisions. These peers had average revenues of $2.96 billion and an average market capitalization of $8.8 billion.

        In October 2011, management and the Committee again reviewed the peer group for the purpose of ensuring that the Company's executive compensation was competitive on an external basis and aligned with stockholder interests. As a result, the Committee decided to maintain the same peer group that was used for the 2011 analysis (with the exception of National Semiconductor, which was acquired by Texas Instruments). A detailed table outlining the peer group and criteria utilized in 2011 and the revised peer group for 2012 is outlined below:

2011	2012
• 24 Peer Companies	• 23 Peer Companies
• Semiconductor component & capital equipment companies, as well as selected solar companies	• Semiconductor component & capital equipment companies, as well as selected solar companies
• $1.2 - $10.0 billion revenue	• $1.1 - $8.8 billion revenue
• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)	• Greater business complexity as defined by number of business units (average of 3) and product lines (average of 4)
Average 2011 Revenues: $2.96 billion	Average 2011 Revenues: $3.32 billion

 Peer Companies Included

2011		2012
• Altera Corporation	• LSI Corporation	• Altera Corporation	• LSI Corporation
• Advanced Micro Devices, Inc.	• Marvell Technology Group Ltd.	• Advanced Micro Devices, Inc.	• Marvell Technology Group Ltd.
• Analog Devices	• National Semiconductor Corporation	• Analog Devices	• ON Semiconductor Corporation
• Atmel Corporation	• ON Semiconductor Corporation	• Atmel Corporation	• Maxim Integrated Products, Inc.
• Broadcom Corporation	• Maxim Integrated Products, Inc.	• Broadcom Corporation	• Micron Technology, Inc.
• Fairchild Semiconductor	• Micron Technology, Inc.	• Fairchild Semiconductor	• NCR Corporation
• First Solar, Inc.	• NCR Corporation	• First Solar, Inc.	• Nvidia Corporation
• Juniper Networks, Inc.	• Nvidia Corporation	• Juniper Networks, Inc.	• Rockwell Collins, Inc.
• KLA-Tencor	• Rockwell Collins, Inc.	• KLA-Tencor	• Spansion Inc.
• Lam Research Corporation	• Spansion Inc.	• Lam Research Corporation	• SunPower Corporation
• Linear Technology Corporation	• SunPower Corporation	• Linear Technology Corporation	• Teradyne, Inc.
	• Teradyne, Inc.		• Xilinx, Inc.
• Xilinx, Inc.

  Secondary Peer Group

        Consistent with 2011, for 2012 the Committee will also utilize a broader technology group (revenues ranging from $1.2 billion to $10 billion) as well as a peer group provided by Hewitt Associates' general industry survey of companies in the event that an executive position is less tied to the technology industry.

Elements of Compensation

        In 2011 and continuing in 2012, our executive compensation program has consisted of the following components: base salaries; annual incentive awards; long term incentive awards (equity awards); and benefits. The Chief Executive Officer and other named executives participate in the same benefit programs as the U.S. based employee population. The following table shows each element of compensation and what it is designed to reward. Specifically, the table illustrates: why MEMC utilizes each pay element; what each element is designed to reward; and how the Company determines the amount for each element.

Element	Pay Objective	Targeted Market Positioning
Base pay	To provide a fixed income based on an individual's size, scope and complexity of role. Other factors that influence base pay include:	Between peer group median and 75th percentile.
• Current & historical performance of the individual
• Relative position vs. external market data
Annual Incentive (Bonus)	To provide rewards for achievement of corporate and personal objectives that drive MEMC's success.

Performance Based/Variable.

Target Incentives (expressed as a percent of base salary) are generally targeted at or below the peer group median. When the Company achieves performance greater than that of the peer group, incentives should reach at or above the peer group's 75th percentile.

Corporate Performance Measures (80% for all Named Executive Officers and all other Executive Officers) are:
• Operating Income (50%)
• Revenue (25%)
• Free Cash Flow (25%)
Personal Measures (20% for all Named Executive Officers and all other Executive Officers)
• Targeted business goals/metrics
• Strategic initiatives
• Leadership behaviors consistent with MEMC's Mission, Values & Culture (MVC)
Long-Term Incentive

To provide incentives aligned with the interests of stockholders and to build an incentive for long-term retention. These incentives are made in the form of equity (Stock Options and Restricted Stock Units).

Between the peer group's median and 75th percentile-based on individual and corporate performance.
Health & Retirement Benefits	The Named Executive Officers participate in the same broad-based benefit programs offered to other U.S. employees. They include:	At or below median for U.S. companies of similar size.
• Healthcare benefits
• Dental benefits
• Long-term disability insurance
• 401(k) program with a match that is capped by the qualified limit established annually by the IRS
• Life Insurance—1x salary
Perquisites	MEMC does not provide any perquisites to its Named Executive Officers.	Not targeted.

  2011 Annual Incentive Plan Payout/Rewards

        In February 2011, the Board of Directors approved the 2011 annual incentive plan. The plan has two main components: a Company milestone component and a personal goal component. The 2011 plan has "threshold," "target" and "maximum" payouts, based on a combination of the Company performance metrics and personal goal metrics. The "threshold" level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that performance goal. The "maximum" level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the "target" represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these "threshold," "target" and "maximum" performance levels. The "threshold," "target" and "maximum" levels for each category of executives is as follows (target, threshold, and maximum represented as a percent of base salary):

	Threshold	Target	Maximum
Ahmad Chatila, President and Chief Executive Officer	50%	100%	200%
Mark Murphy, Chief Financial Officer	25%	50%	100%
Denis McCarthy, Former Interim Principal Financial Officer	25%	50%	100%
Kenneth Hannah, Executive Vice President; President, Solar Materials	38%	75%	150%
Shaker Sadasivam, Executive Vice President; President, Semiconductor Materials	38%	75%	150%
Carlos Domenech, Executive Vice President; President, SunEdison	38%	75%	150%
SVPs, VPs, Senior Directors	15 - 20%	30 - 50%	50 - 100%

        The performance goals are weighted based on their relative importance to achieving the Company's overall goals. For 2011, the Company milestone component (performance goals) of the plan was based upon achievement of threshold levels of a combination of revenue (25%), operating income (50%), and free cash flow (25%). The Company-based and personal performance metrics account for varying levels of the total potential award under the 2011 short term incentive plan as follows:

	Company Metrics	Personal Metrics
CEO (Chatila), CFO (Murphy, McCarthy)	80%	20%
EVP (Hannah, Sadasivam, Domenech)	80%	20%
SVPs	80%	20%
VPs, Senior Directors	60%	40%
Director-level	60%	40%
All other employees	50%	50%

        The actual payouts for each named executive officer are set forth below (the actual payouts are also shown below in "EXECUTIVE COMPENSATION—Summary Compensation Table"). Based on the achievement (or non-achievement) of the various milestones described below, each of our named executive officers, received an annual incentive payout under the plan. In 2011, in assessing these awards to be paid to the named executive officers, the Compensation Committee also considered certain additional factors such as the use of non-GAAP measurement of revenue and operating income to be consistent with how the Company reports earnings externally. The resulting calculation of the Corporate performance portion for the Annual Incentive Plan is summarized in the table below:

2011 Annual Incentive Measure	2011 Performance vs. Measure	Weighted Performance Rating (Corporate Portion)
Revenue (25% Weight)	Between Threshold and Target	88%
Operating Income (50% Weight)	Missed Threshold	0%
Free Cash Flow (25% Weight)	Missed Threshold	0%
		22% Corporate Rating

        Accordingly, the Committee determined that 22% of the Company goals were reached. This 22% rating for corporate performance was utilized in addition to the personal ratings achieved by each of the Named Executive Officers to calculate the 2011 annual incentive awards detailed in the following table:

Name and Position	Threshold Annual Incentive Award	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Ahmad Chatila, President and Chief Executive Officer	$375,000	$750,000	$1,500,000	$207,000	28%	14%
Mark Murphy, Chief Financial Officer(1)	$100,000	$200,000	$400,000	$65,400	34%	17%
Denis McCarthy, Former Interim Principal Financial Officer	$70,125	$140,250	$280,500	$51,099	37%	18%
Kenneth Hannah, Executive Vice President; President, Solar Materials	$180,500	$356,250	$712,500	$134,000	38%	19%
Shaker Sadasivam—Executive Vice President; President, Semiconductor Materials	$156,560	$309,000	$618,000	$91,500	30%	15%
Carlos Domenech, Executive Vice President; President, SunEdison	$161,500	$318,750	$637,500	$72,000	23%	11%

(1)
Mr. Murphy began his service as Chief Financial Officer on January 10, 2011; amounts pro-rated to pro-rated salary.

  Advisory Stockholder Say-On-Pay Vote

        At the Company's Annual Meeting of Stockholders in April 2011, the stockholders strongly approved, on an advisory basis, the executive compensation disclosed in the proxy statement for that meeting. Subsequently, the Committee and the Board of Directors reviewed and gave consideration to that vote in determining future executive compensation policies and decisions. The Committee noted the strong stockholder vote in support of the current compensation program. The Company has determined to hold the advisory vote on executive compensation annually, in accordance with the advisory vote results at that same Annual Meeting.

  2012 Annual Incentive Plan

        The 2012 Annual Incentive Plan, approved by the Committee in February 2012, is similar to the design of the 2011 Plan for senior executives. The Committee approved modifying the specific measures of corporate performance to total cash flow (60% of weighting), operating income (20% of weighting) and liquidity (20% of weighting) to better reflect key 2012 areas of focus. The Company-based and personal performance metrics will once again account for varying levels of the total potential award under the 2012 plan as follows:

	Company Metrics	Personal Metrics
CEO, CFO, EVP, & SVP	80%	20%
VP, Directors	60%	40%

        For 2012, payout levels for the determination of individual awards will be as follows:

	Threshold	Target	Maximum
CEO	63%	125%	250%
CFO	38%	75%	150%
EVPs	38%	75%	150%
SVPs, VPs, Senior Directors	15 - 20%	30 - 50%	50 - 100%

  Long-Term Incentives

        In 2011, all named executives, with the exception of Mr. Chatila, received a long-term incentive grant. Such grants were in the form of stock options, with the exception of the grant to Mr. Murphy, who received both a stock option and grant of Restricted Stock Units (RSUs) as part of his new hire grant.

  CEO Compensation

        Mr. Chatila joined MEMC as President and Chief Executive Officer in March 2009. In January 2010, Mr. Chatila and the Company agreed to amend his employment agreement to remove the guaranteed $500,000 bonus for 2009. Mr. Chatila did not receive a base pay adjustment or long-term incentive award in 2010 or 2011. Mr. Chatila refused an increase in 2011 because the Company did not make progress in raising our stock price. Further, in April 2011, Mr. Chatila proposed to the Compensation Committee that equity grants initially identified for him be used instead to retain high potential and key talent within the organization. The $3.8 million potential grant was divided among 47 key leaders in the Company below the executive staff level in amounts of 4,000 to 10,000 restricted stock units, with a four year vesting schedule.

        In February 2012, the Committee approved an annual incentive award for Mr. Chatila as calculated by the measures defined in the 2011 Annual Incentive Plan equal to achievement of 28% of the targeted incentive. Mr. Chatila did not receive a base pay adjustment to his salary for 2012, however, his 2012 bonus target will move from 100 percent to 125 percent of base pay.

  Employment Agreements

        Mr. Chatila.    Mr. Chatila has an employment agreement with the Company, the terms of which provide that Mr. Chatila is an at will employee of the Company. On February 4, 2009, in order to induce Mr. Chatila to leave his position with his prior employer and thereby forego certain vested and future compensation with that employer, the Company entered into an employment agreement with Mr. Chatila. The material terms of Mr. Chatila's employment agreement are described below under "EXECUTIVE COMPENSATION—Employment Agreements." The majority of the compensation potentially payable to Mr. Chatila in this employment agreement is long-term, performance-based compensation, primarily based on stock options, although Mr. Chatila also received some RSUs in connection with his hiring. The Committee believes that this compensation package aligns Mr. Chatila's interests with the Company's stockholders, has a strong retention element due to the cliff vesting features of equity compensation, and provides Mr. Chatila with limited severance. Each of these characteristics are consistent with requiring strong performance from Mr. Chatila and the Company in order for Mr. Chatila to achieve maximum compensation under the employment agreement. The Compensation Committee utilized survey data from Radford and Equilar in connection with the benchmarking of the compensation elements of this employment agreement with Mr. Chatila. The Committee believes that the employment agreement as a whole is representative of agreements for chief executives of companies the size and the complexity of MEMC. The Committee believes that the aggregate compensation provided by the employment agreement is highly performance oriented, and fits the Committee's compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its stockholders do not benefit as well.

        Mr. Domenech.    Mr. Domenech had an employment agreement with NVT, LLC, a wholly-owned subsidiary of SunEdison, prior to our acquisition of SunEdison. In connection with that acquisition, we entered into an amendment to that employment agreement, effective upon the closing of our acquisition of SunEdison. Under the agreement, Mr. Domenech's MEMC employment commenced on November 20, 2009 and will continue until the earlier of when his employment is terminated or December 31, 2012.

        Mr. Domenech receives a base salary of $425,000, and his short term incentive target bonus was set at 75% of salary and the maximum incentive bonus was set at 150% of his base salary. Mr. Domenech was entitled to a bonus of $2,727,046 which was paid to him at the closing of the SunEdison acquisition under the MEMC Cash Bonus Plan (adopted to retain certain SunEdison employees). He also received 425,047 restricted stock units in connection with the acquisition of SunEdison, as described above.

        During the term of the agreement and for a period of three years after his termination of employment, Mr. Domenech agreed not to become employed by or render material consulting or business advice with respect to any business which competes with the Company in its business field anywhere in the U.S., Canada and Europe. He also agreed not to solicit any employees or customers of the Company during the term of the agreement and for a period of three years thereafter.

        If Mr. Domenech is terminated by the Company for "cause" or if he terminates his employment for "good reason," he will be entitled to his base salary and employee benefits through the date of termination, and any unvested restricted stock units or stock options will be forfeited, provided that if he terminates his employment without "good reason" he shall receive any unvested, prorated incentive bonus and any other bonuses granted by the Company which have been specifically determined and specified as being awarded to him which have not yet been paid.

        If he is terminated without "cause" by the Company or if he terminates his employment with "good reason," Mr. Domenech is entitled to severance equal to his base salary for one year from the effective date of termination, payable over time in accordance with the Company's ordinary payroll practices, COBRA benefits, his pro-rated incentive bonus, accelerated vesting of 100% of the then-remaining unvested restricted stock units subject to time-based vesting, accelerated vesting of any earned units granted to him subject to performance-based vesting, and payment of the equivalent amount of cash equal to the unpaid bonus pool payments under the MEMC Cash Bonus Plan (adopted in connection with the acquisition of Sun Edison, if any) when and if such payments are made under the MEMC Cash Bonus Plan.

        None of our other named executive officers has an employment agreement with MEMC. All of our named executive officers are employees at will, including Mr. Chatila and Mr. Domenech.

  Severance Policy

        During 2009, MEMC adopted a severance policy applicable to all employees at or above director level. Under the policy, provided that the employment of such individual is not terminated for "cause" and the employee executes MEMC's standard separation agreement and general release, the employee is entitled to severance at the following levels:

  •
  Director-level employees—three months base salary;

  •
  Vice Presidents—six months base salary; and

  •
  Senior Vice Presidents and above—twelve months base salary.

  Compensation Consultant

        In 2011, MEMC utilized the executive compensation surveys from Radford (as well as other surveys) for the purposes of ensuring market competitiveness of senior executive compensation. In 2011, Radford provided both information and advice to MEMC management regarding peer group selection and a study of executive compensation competitiveness versus the broad market and the industry peers. The Committee did not retain Radford or any other compensation consultant in 2011.

  Tax Deductibility—Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of non-performance based compensation paid to the Chief Executive Officer and any of the most highly compensated executive officers to $1 million. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by MEMC and therefore, decisions leading to future compensation levels may not be fully deductible under Section 162(m).

  Timing Related to Grants and Vesting of Options and Other Long Term Equity Incentive Awards

        In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (i) upon the hiring of the executive or employee (typically, the grant date is the employee's start date with MEMC); (ii) on the date of the regularly scheduled quarterly Board of Directors meetings (in January, April, July or October); and (iii) on some occasions, in connection with a promotion or special recognition grant. In 2011, the Compensation Committee made the annual equity grants at the regularly scheduled quarterly Board meeting in April 2011.

        The regularly scheduled quarterly Board of Directors meetings are typically just a few days prior to the date of the Company's regular quarterly earnings press release for the just completed quarters. Therefore, any grants made at such regularly scheduled meetings have historically been made at a time shortly prior to the release by the Company of material non-public information (i.e., the Company's results of operations for the just completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company's operating results and the trading markets' reaction to those operating results does not factor into the Committee's decision.

        All option or other equity grants made have a minimum vesting period of six months, and are commonly over three, four or five year vesting schedules, depending on the type of award. In addition, the Committee may decide to issue performance-based grants in the future, and such grants may have a one year (or longer) vesting schedule. The Company's Insider Trading Policy prohibits hedging of Company stock (and equity awards).

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following table describes, assuming a termination date of December 31, 2011, an approximation of (i) the amounts which would be due to each of our named executive officers in the form of salary continuation, (ii) the amounts which would be due to each of our named executive officers in the form of lump sum cash payments, (iii) the value of acceleration of vesting applicable to stock options and RSUs for each of the named executive officers, assuming that a change in control and termination occurred on December 31, 2011, and (iv) continuation of certain healthcare benefits due to certain named executive officers pursuant to their employment agreements or under MEMC's severance policy described above, in each case in the event of the named executive officer's (a) death, (b) disability, (c) termination for cause, (d) termination in connection with a change in control, and (e) impact of a change in control without termination. Any actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive's actual termination.

        Under our equity plans, an employee (including named executive officers) must be terminated without cause or by the employee for good reason within two years following a change in control of MEMC in order to receive accelerated vesting of stock options and restricted stock units. Under our equity plans, "good reason" is generally considered a material diminution in an employee's duties and responsibilities, a decrease in an employee's base salary or benefits or a relocation of an employee's work location of more than 50 miles.

        Under our severance policy, each of the named executive officers would receive 12 months' salary continuation and continuation of healthcare benefits if such executives were terminated (other than for cause). Receipt of these payments is conditioned on the employee agreeing to execute a standard general release and waiver and to abide by his or her employee confidentiality and non-compete agreement, which provides for a two-year non-compete and two- (or sometimes three-) year non-solicitation (of MEMC employees and MEMC customers) agreement. We typically do not accelerate the vesting of the equity awards held by our employees, including the named executive officers, in the event of termination of employment.

Name/Circumstance	Salary Continuation(1)	Lump Sum Cash	Accel. Vesting(2)	Continuation of Healthcare	Total
Ahmad Chatila
Death	—	—	$147,750	—	$147,750
Disability	—	—	147,750	—	147,750
Severance Termination	$750,000	—	—	$13,404	763,404
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	750,000		147,750	13,404	911,154
Change-in-Control (no termination)	—	—	—	—	—
Mark Murphy
Death	—	—	315,200	—	315,200
Disability	—	—	315,200	—	315,200
Severance Termination	400,000	—	—	14,015	414,015
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	400,000	—	315,200	14,015	729,215
Change-in-Control (no termination)	—	—	—	—	—

Name/Circumstance	Salary Continuation(1)	Lump Sum Cash	Accel. Vesting(2)	Continuation of Healthcare	Total
Denis McCarthy
Death	—	—	93,926	—	93,926
Disability	—	—	93,926	—	93,926
Severance Termination	280,500	—	—	14,697	295,197
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	280,500	—	93,926	14,697	389,123
Change-in-Control (no termination)	—	—	—	—	—
Kenneth Hannah
Death	—	—	167,450	—	167,450
Disability	—	—	167,450	—	167,450
Severance Termination	475,000	—	—	14,697	489,697
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	475,000	—	167,450	14,697	657,147
Change-in-Control (no termination)	—	—	—	—	—
Shaker Sadasivam
Death	—	—	167,450	—	167,450
Disability	—	—	167,450	—	167,450
Severance Termination	412,000	—	—	13,996	425,996
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	412,000	—	167,450	13,996	593,446
Change-in-Control (no termination)	—	—	—	—	—
Carlos Domenech
Death	—	—	412,431	—	412,431
Disability	—	—	412,431	—	412,431
Severance Termination	425,000	—	—	13,404	438,404
Termination for Cause	—	—	—	—	—
Involuntary Termination if Change-in Control	425,000	—	412,431	13,404	850,835
Change-in-Control (no termination)	—	—	—	—	—

(1)
For Messrs. Chatila and Domenech, this amount reflects the one year salary continuation paid in the event of termination without cause or by the executive for good reason pursuant to his employment agreement. Each of our named executive officers also would be entitled to 12 months' salary continuation if they were terminated without cause under MEMC's severance policy.

(2)
Reflects a valuation of the acceleration of the named executive officer's outstanding options and RSUs calculated based on the closing price of the Company's common stock on December 31, 2011. The actual amount received by the named executive officer upon the sale of shares received under RSUs or following the exercise of options would depend on the actual market value at the time of such sale.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee (2011)

James B. Williams, Chairman
Peter Blackmore
Michael McNamara

EXECUTIVE COMPENSATION

        The following table presents summary information concerning 2011 compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer as of December 31, 2011; (ii) the Company's Chief Financial Officer as of December 31, 2011; (iii) any additional persons who served as principal executive officer or principal financial officer at any time in 2011; and (iv) each of the other three most highly compensated executive officers for the year 2011 who were serving as executive officers as of December 31, 2011 (collectively, such persons are the "named executive officers" for MEMC for 2011).

        Each of Mr. Chatila and Mr. Domenech have employment agreements, which are discussed in detail below (see "—Employment Agreements"). The non-equity incentive plan compensation disclosed below is that paid after the end of each year based on achievement of performance criteria established by the Compensation Committee at the beginning of that year. For a general description of the elements of the annual incentive plan as well as detailed information about the performance criteria for 2011, see "Compensation Discussion and Analysis—Elements of Compensation and—2011 Annual Incentive Plan Payout/Awards", above. The proportion of total cash compensation in the form of salary and, when applicable, bonus to total compensation is described above in "Compensation Discussion and Analysis—Objectives and Design of MEMC's Executive Compensation Program."

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		Non-Equity Incentive Plan Compensation Award ($)		All Other Compensation ($)		Total ($)
Ahmad Chatila	2011	$750,000	$0	$0	$0	$207,000	(9)	$0		$4,900	(5)	$961,900
President and Chief Executive	2010	$750,000	$0	$0	$0	$510,000	(9)	$48,000	(4)	$4,900	(5)	$1,312,900
Officer(1)	2009	$634,615	$600,000	$1,006,500	$14,529,563	$0	(6)	$0		$4,900	(5)	$16,775,578
Mark Murphy	2011	$392,308	$0	$1,854,320	$929,200	$65,400	(9)	$0		$54,990	(8)	$3,296,218
Senior Vice President and Chief
Financial Officer(1)(7)
Denis McCarthy	2011	$279,231	$0	$29,075	$123,948	$51,099	(9)	$0		$15,190	(5)	$498,543
Former Interim Principal
Financial Officer(7)
Kenneth H. Hannah	2011	$475,000	$0	$0	$1,300,215	$134,000	(9)	$0		$36,625	(10)	$1,945,840
Executive Vice President and	2010	$465,000	$0	$639,600	$0	$329,220	(9)	$0		$43,640	(11)	$1,477,460
President, Solar Materials	2009	$463,223	$0	$0	$1,861,963	$226,688	(9)	$0		$38,884	(12)	$2,590,758
Shaker Sadasivam	2011	$409,231	$0	$0	$950,061	$91,500	(9)	$0		$30,558	(13)	$1,481,350
Executive Vice President;	2010	$400,000	$0	$639,600	$0	$244,200	(9)	$0		$27,156	(14)	$1,310,956
President, Semiconductor Materials	2009	$372,784	$0	$0	$1,654,913	$195,000	(9)	$0		$13,871	(15)	$2,236,568
Carlos Domenech	2011	$418,269	$519,589	$0	$1,200,436	$72,000	(9)	$0		$14,700	(16)	$2,224,994
Executive Vice President;	2010	$400,000	$0	$0	$0	$283,200	(9)	$0		$76,636	(17)	$759,836
President, SunEdison(1)	2009	$42,366	$0	$5,134,567	$0	$3,071,906	(19)	$0		$504	(18)	$8,249,343

(1)
Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan. Mr. Chatila joined MEMC as President and Chief Financial Officer in March 2009; as a result, this amount for 2009 represents only a partial year of cash compensation earnings. Similarly, Mr. Murphy joined MEMC as Senior Vice President and Chief Financial Officer in January 2011, and Mr. Domenech joined MEMC in November 2009, and their cash compensation for those years represents only these partial year earnings.

(2)
For Mr. Chatila in 2009, this amount represents signing bonus awarded upon his initial employment by the Company. For Mr. Domenech in 2011, this amount represents earnout consideration Mr. Domenech received in connection with the acquisition of SunEdison in November 2009.

(3)
All option awards reflected in the table are non-qualified stock options under the Company's 2001 Equity Incentive Plan or 2010 Equity Incentive Plan. The dollar amounts shown for stock awards and option awards represent the aggregate grant date fair value with respect to fiscal 2011, fiscal 2010 and fiscal 2009 in accordance with the applicable Accounting Standard Codification 718, Stock Compensation, excluding the effect of forfeitures related to service-based conditions. These amounts do not reflect whether the named executive officers have actually realized or will realize a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(4)
For Mr. Chatila in 2010, in addition to his 68% of corporate performance incentive plan earnings, the Committee also awarded a 6.4% discretionary payment ($48,000) for the progress Mr. Chatila made on several strategic initiatives including the successful integration of the SunEdison and Solaicx acquisitions, the building of his senior executive team and positioning the Company for 2011.

(5)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(6)
On January 29, 2010, the Company and Mr. Chatila entered into an amendment to his employment agreement dated February 4, 2009. Pursuant to Mr. Chatila's employment agreement, his incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 for 2009. In light of the restructuring of the Company's operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company agreed to amend his employment agreement to remove the $500,000 bonus for 2009.

(7)
Mr. Murphy joined the Company as Chief Financial Officer effective January 10, 2011. Previously, on January 1, 2011, Mr. McCarthy had assumed the office of interim principal financial officer upon the departure of Timothy C. Oliver. On January 10, 2011, Mr. McCarthy resigned as interim principal financial officer but continued as principal accounting officer of the Company, as well as Vice President and Corporate Controller. Effective August 26, 2011, Mr. McCarthy resigned as principal accounting officer of the Company and Mr. Murphy assumed this office. Mr. McCarthy continued with the Company as Vice President and Chief Financial Officer of the Company's Semiconductor Materials business unit.

(8)
Amount shown represents $39,800 in relocation reimbursement and $15,190 in contribution by MEMC to the MEMC Retirement Savings Plan.

(9)
These amounts were awarded for 2011, 2010 and 2009 under the Company's short term incentive plan for executive officers discussed above under "Compensation Discussion and Analysis."

(10)
Amount shown includes $15,190 in contributions by MEMC to the MEMC Retirement Savings Plan and $21,435 of accrued paid time off payout.

(11)
Amount shown includes $15,190 in contributions by MEMC to the MEMC Retirement Savings Plan and $28,450 of accrued paid time off payout.

(12)
Amount shown includes $16,575 in contributions by MEMC to the MEMC Retirement Savings Plan and $22,309 of accrued paid time off payout.

(13)
Amount shown includes $15,181 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,337 of accrued paid time off payout.

(14)
Amount shown includes $14,382 in contributions by MEMC to the MEMC Retirement Savings Plan and $12,774 of accrued paid time off payout.

(15)
Amount shown includes $12,539 in contributions by MEMC to the MEMC Retirement Savings Plan and $1,332 of accrued paid time off payout.

(16)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(17)
Amount shown includes $9,800 in contribution by MEMC to the MEMC Retirement Savings Plan, $3,059 in contributions to the medical and dental plan, $551 to the long-term disability plan, and $63,226 related to compensation paid to Mr. Domenech as a special bonus for the sale of a 70MW project in Europe in 2010. The latter amount represents travel and accommodation expenses for Mr. Domenech and his spouse and an amount MEMC paid for a tax gross-up related to such travel and accommodation expenses.

(18)
Amount shown is contribution by MEMC to the long-term disability plan.

(19)
This amount reflects the amounts paid to him under the 2009 MEMC Electronic Materials, Inc. Cash Bonus Plan adopted in connection with the acquisition of SunEdison and $344,860 paid to him under the SunEdison Bonus Plan which was in effect prior to the acquisition of SunEdison in November 2009.

Supplemental 2011 Summary Compensation Table

        The following table presents information on the compensation of our named executive officers during the periods presented using, in the "Stock Awards" column, the market value of the shares underlying the RSUs which vested during the respective year and, in the "Option Awards" column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of any stock options exercised during the respective year. The corresponding grant date fair value for the awards is shown in the above Summary Compensation Table. The other columns in the table are the same as those used in our Summary Compensation Table above. As reflected in the table below, none of our named executive officers have exercised any stock options during the past three years, because the vast majority of such options have been underwater during recent years.

        This table is not intended to be a substitute for the Summary Compensation Table shown above. However, we believe the table below provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value an executive receives on vesting/exercise. Please see the table "Outstanding Equity Awards at Fiscal Year End" below for a list of each named executive officer's outstanding equity awards and their vesting/exercisable schedules.

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		Non-Equity Incentive Plan Compensation Award ($)		All Other Compensation ($)		Total ($)
Ahmad Chatila	2011	$750,000	$0	$246,563		$0	$207,000	(9)	$0		$4,900	(5)	$1,208,463
President and Chief Executive	2010	$750,000	$0	$234,000		$0	$510,000	(9)	$48,000	(4)	$4,900	(5)	$1,546,900
Officer(1)	2009	$634,615	$600,000	$0		$0	$0	(6)	$0		$4,900	(5)	$1,239,515
Mark Murphy	2011	$392,308	$0	$0		$0	$65,400	(9)	$0		$54,990	(8)	$512,698
Senior Vice President and Chief
Financial Officer(1)(7)
Denis McCarthy	2011	$279,231	$0	$10,091		$0	$51,099	(9)	$0		$15,190	(5)	$355,611
Former Principal Financial
Officer(7)
Kenneth H. Hannah	2011	$475,000	$0	$56,925		$0	$134,000	(9)	$0		$36,625	(10)	$702,550
Executive Vice President and	2010	$465,000	$0	$558,967		$0	$329,220	(9)	$0		$43,640	(11)	$1,396,827
President, Solar Materials	2009	$463,223	$0	$0		$0	$226,688	(9)	$0		$38,884	(12)	$728,795
Shaker Sadasivam	2011	$409,231	$0	$71,325		$0	$91,500	(9)	$0		$30,558	(13)	$602,641
Executive Vice President;	2010	$400,000	$0	$49,463		$0	$244,200	(9)	$0		$27,156	(14)	$720,819
President, Semiconductor Materials	2009	$372,784	$0	$0		$0	$195,000	(9)	$0		$13,871	(15)	$581,655
Carlos Domenech	2011	$418,269	$519,589	$1,196,045	(16)	$0	$72,000	(9)	$0		$14,700	(17)	$2,220,603
Executive Vice President;	2010	$400,000	$0	$1,296,273	(16)	$0	$283,200	(9)	$0		$76,636	(18)	$2,056,109
President, SunEdison(1)	2009	$42,366	$0	$0		$0	$3,071,906	(20)	$0		$504	(19)	$3,114,776

(1)
Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan. Mr. Chatila joined MEMC as President and Chief Financial Officer in March 2009; as a result, this amount for 2009 represents only a partial year of cash compensation earnings. Similarly, Mr. Murphy joined MEMC as Senior Vice President and Chief Financial Officer in January 2011, and Mr. Domenech joined MEMC in November 2009, and their cash compensation for those years represents only these partial year earnings.

(2)
For Mr. Chatila in 2009, this amount represents signing bonus awarded upon his initial employment by the Company. For Mr. Domenech in 2011, this amount represents earnout consideration Mr. Domenech received in connection with the acquisition of SunEdison in November 2009.

(3)
All option awards for these years were non-qualified stock options under the Company's 2001 Equity Incentive Plan or the 2010 Equity Incentive Plan. In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from these awards within the applicable year. The "Stock Awards" column reflects the market value of the shares underlying the RSUs which vested during the respective year.

(4)
For Mr. Chatila, in addition to the his 68% of corporate performance incentive plan earnings, the Committee also awarded a 6.4% discretionary payment ($48,000) for the progress Mr. Chatila made on several strategic initiatives including the successful integration of the SunEdison and Solaicx acquisitions, the building of his senior executive team and positioning the Company for 2011.

(5)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(6)
On January 29, 2010, the Company and Mr. Chatila entered into an amendment to his employment agreement dated February 4, 2009. Pursuant to Mr. Chatila's employment agreement, his incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 for 2009. In light of the restructuring of the Company's operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company mutually agreed, to amend his employment agreement to remove the $500,000 bonus for 2009.

(7)
Mr. Murphy joined the Company as Chief Financial Officer effective January 10, 2011. Previously, on January 1, 2011, Mr. McCarthy had assumed the office of interim principal financial officer upon the departure of Timothy C. Oliver. On January 10, 2011, Mr. McCarthy resigned as interim principal financial officer but continued as principal accounting officer of the Company, as well as Vice President and Corporate Controller. Effective August 26, 2011, Mr. McCarthy resigned as principal accounting officer of the Company and Mr. Murphy assumed this office. Mr. McCarthy continued with the Company as Vice President and Chief Financial Officer of the Company's Semiconductor Materials business unit.

(8)
Amount shown represents $39,800 in relocation reimbursement and $15,190 in contribution by MEMC to the MEMC Retirement Savings Plan.

(9)
These amounts were awarded for 2011, 2010 and 2009 under the Company's short term incentive plan for executive officers discussed above under "Compensation Discussion and Analysis."

(10)
Amount shown includes $15,190 in contributions by MEMC to the MEMC Retirement Savings Plan and $21,435 of accrued paid time off payout.

(11)
Amount shown includes $15,190 in contributions by MEMC to the MEMC Retirement Savings Plan and $28,450 of accrued paid time off payout.

(12)
Amount shown includes $16,575 in contributions by MEMC to the MEMC Retirement Savings Plan and $22,309 of accrued paid time off payout.

(13)
Amount shown includes $15,181 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,377 of accrued paid time off payout.

(14)
Amount shown includes $14,382 in contributions by MEMC to the MEMC Retirement Savings Plan and $12,774 of accrued paid time off payout.

(15)
Amount shown includes $12,539 in contributions by MEMC to the MEMC Retirement Savings Plan and $1,332 of accrued paid time off payout.

(16)
Amount shown represents the gain from the vesting of restricted stock units that were issued to Mr. Domenech as part of the contingent consideration in connection with the acquisition of SunEdison in November 2009.

(17)
Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(18)
Amount shown includes $9,800 in contribution by MEMC to the MEMC Retirement Savings Plan, $3,059 in contributions to the medical and dental plan, $551 to the long-term disability plan, and $63,226 related to compensation paid to Mr. Domenech as a special bonus for the sale of a 70MW project in Europe in 2010. The latter amount represents travel and accommodation expenses for Mr. Domenech and his spouse and an amount MEMC paid for a tax gross-up related to such travel and accommodation expenses.

(19)
Amount shown is contribution by MEMC to the long-term disability plan.

(20)
This amount reflects the amounts paid to him under the 2009 MEMC Electronic Materials, Inc. Cash Bonus Plan adopted in connection with the acquisition of SunEdison and $344,860 paid to him under the SunEdison Bonus Plan which was in effect prior to the acquisition of SunEdison in November 2009.

        The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2011. The non-equity incentive plan awards disclosed below are part of the 2011 Annual Incentive Plan described in greater detail in Compensation Discussion and Analysis, above. Early in 2011, the Compensation Committee established corporate performance measures and personal performance measures for each of the named executive officers. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of those measures. After the end of 2011, the Compensation Committee met to review performance and payments were made to each of the named executive officers based on a combination of partial achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation".

Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ahmad Chatila(2)	2/21/2011	$375,000	$750,000	$1,500,000
Mark Murphy(3)	1/10/2011	$100,000	$200,000	$400,000
	1/10/2011				30,000			$347,700
	1/10/2011					250,000	$11.59	$1,544,450
	4/27/2011				50,000			$581,500
	4/27/2011					50,000	$11.63	$309,870
Denis McCarthy	2/21/2011	$70,125	$140,250	$280,500
	4/27/2011					20,000	$11.63	$123,948
	4/27/2011				2,500			$29,075
Kenneth Hannah	2/21/2011	$178,125	$356,250	$712,500
	4/27/2011					209,800	$11.63	$1,300,215
Shaker Sadasivam	2/21/2011	$154,500	$309,000	$618,000
	4/27/2011					153,300	$11.63	$950,061
Carlos Domenech	2/21/2011	$159,375	$318,750	$637,500
	4/27/2011					193,700	$11.63	$1,200,436

(1)
Represents the fair value of the stock and option awards on the grant date. For information on the assumptions used to calculate the fair value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These amounts do not correspond to the actual value that may be realized by the named executive officer upon vesting or exercise of such award.

(2)
Pursuant to Mr. Chatila's employment agreement, his incentive target bonus is set at 100% of salary and his maximum incentive bonus is set at 200% of salary.

(3)
Mr. Murphy joined MEMC on January 10, 2011 as Senior Vice President and Chief Financial Officer.

Employment Agreements

        Mr. Chatila.    Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company, the terms of which provide that Mr. Chatila is an at will employee of the Company.

        The employment agreement expires pursuant to its terms on March 2, 2013, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. The agreement provides that so long as Mr. Chatila is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the employment agreement, Mr. Chatila's base salary was set at $750,000 per year. Mr. Chatila's short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 set for 2009. The Committee anticipates that Mr. Chatila's annual bonuses will be based on the Company's overall financial performance, the Company's achievement of certain strategic objectives, Mr. Chatila's achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Chatila. In lieu of a relocation allowance, the Company paid to Mr. Chatila a sign-on and transition bonus of $600,000, subject to repayment in whole or in part if he terminated his employment within two years.

        In January 2010, Mr. Chatila and the Company agreed to amend his employment agreement to remove the guaranteed $500,000 bonus for 2009. The Board of Directors of the Company subsequently decided, in its discretion, to allocate $500,000 (the amount which otherwise would have been required to be paid to Mr. Chatila as his 2009 minimum annual incentive award) to training programs dedicated to the approximately 450 employees affected by the Company's 2009 restructuring. During 2009, Mr. Chatila also voluntarily agreed to reduce his guaranteed severance under the employment agreement from two years to one year, subject to the execution of a general release and waiver.

        In addition, pursuant to the employment agreement, the Company granted to Mr. Chatila, as of his starting date of March 2, 2009, three separate stock options at an exercise price equal to $13.42, the closing market price of MEMC stock on the March 2, 2009 grant date: (i) an option to purchase up to 750,000 shares of common stock ("Sign-On Option"), vesting 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date; (ii) an option to purchase 750,000 shares of common stock ("Service Option"), vesting ratably on an annual basis over four years commencing on the first anniversary of the grant date; and (iii) an option to purchase 200,000 shares of common stock ("Performance Option"), vesting on the fourth anniversary of the grant date if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The Performance Option also provides for an early vesting of 80,000 of these performance-based options at the end of three years if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. The Company also granted to Mr. Chatila 75,000 RSUs which shall vest ratably on an annual basis over four years commencing on the first anniversary of the grant date. These equity based awards were issued pursuant to and governed by the Company's 2001 Equity Incentive Plan. As part of the employment agreement, Mr. Chatila agreed to comply with any reasonable stock ownership or stock retention guidelines as may be adopted by the Board of Directors. The Board of Directors has not yet adopted any stock ownership guidelines. In August 2010 and 2011, Mr. Chatila purchased 51,227 shares and 16,000 shares, respectively, of MEMC common stock in open market transactions, and he continues to own these shares.

        All equity grants to Mr. Chatila are subject to "double trigger" accelerated vesting in the event of a change in control and Mr. Chatila's subsequent termination by the Company without cause or by him for good reason within two years after such change in control. The employment agreement provides for certain payments upon the involuntary termination of Mr. Chatila's employment without cause (other than by reason of his death or disability) or Mr. Chatila's voluntary termination for good reason during his employment term, including that if such involuntary termination by the Company or voluntary termination for good reason by Mr. Chatila occurs within the first two years of his employment with the Company, the employment agreement provides for acceleration of one-fourth of each of the Sign-On Option, Service Option and RSUs.

        Either party can terminate Mr. Chatila's employment agreement. In the event of Mr. Chatila's involuntary termination without cause (other than by reason of death or disability) or Mr. Chatila's voluntary termination for good reason during the employment term, he is entitled to, upon execution of a general release and waiver:

  •
  His base salary through the date of termination;

  •
  His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid, in a lump sum payment within 30 days after his date of termination;

  •
  Subject to the execution by Mr. Chatila of a general release and waiver, the continuation of Mr. Chatila's base salary for a two year period beginning on the date of termination (but see amendment described above);

  •
  Continued health care coverage under the Company's group health care plan through the end of the severance period; and

  •
  A pro rata portion of the earned amount of his Annual Bonus for the year in which the Date of Termination occurs.

        Mr. Domenech.    Mr. Domenech had an employment agreement with NVT, LLC, a wholly-owned subsidiary of SunEdison, prior to our acquisition of SunEdison. In connection with that acquisition, we entered into an amendment to that employment agreement, effective upon the closing of our acquisition of SunEdison. Under the agreement, Mr. Domenech's MEMC employment commenced on November 20, 2009 and will continue until the earlier of when his employment is terminated or December 31, 2012.

        Mr. Domenech receives a base salary of $425,000, and his short term incentive target bonus was set at 75% of salary and the maximum incentive bonus was set at 150% of his base salary. Mr. Domenech was entitled to a bonus of $2,727,046 which was paid to him at the closing of the SunEdison acquisition under the MEMC Cash Bonus Plan (adopted to retain certain SunEdison employees). He also received 425,047 restricted stock units in connection with the acquisition of SunEdison.

        During the term of the agreement and for a period of three years after his termination of employment, Mr. Domenech agreed not to become employed by or render material consulting or business advice with respect to any business which competes with the Company in its business field anywhere in the U.S., Canada and Europe. He also agreed not to solicit any employees or customers of the Company during the term of the agreement and for a period of three years thereafter.

        If Mr. Domenech is terminated by the Company for "cause" or if he terminates his employment for "good reason," he will be entitled to his base salary and employee benefits through the date of termination, and any unvested restricted stock units or stock options will be forfeited, provided that if he terminates his employment without "good reason" he shall receive any unvested, prorated incentive bonus and any other bonuses granted by the Company which have been specifically determined and specified as being awarded to him which have not yet been paid.

        If he is terminated without "cause" by the Company or if he terminates his employment with "good reason," Mr. Domenech is entitled to severance equal to his base salary for one year from the effective date of termination, payable over time in accordance with the Company's ordinary payroll practices, COBRA benefits, his pro-rated incentive bonus, accelerated vesting of 100% of the then-remaining unvested restricted stock units subject to time-based vesting, accelerated vesting of any earned units granted to him subject to performance-based vesting, and payment of the equivalent amount of cash equal to the unpaid bonus pool payments under the MEMC Cash Bonus Plan (adopted in connection with the acquisition of Sun Edison, if any) when and if such payments are made under the MEMC Cash Bonus Plan.

        None of our other named executive officers has an employment agreement with MEMC. All of our named executive officers are employees at will, including Mr. Chatila and Mr. Domenech.

        The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ahmad Chatila	—	750,000		13.42	3/2/2019	37,500	$147,750
	375,000	375,000		13.42	3/2/2019
	—	200,000		13.42	3/2/2019
Mark Murphy	—	250,000		11.59	1/10/2021	80,000	$315,200
	—	50,000		11.63	4/27/2021
Denis McCarthy(2)	58,425	—		38.41	4/10/2016	23,838	$93,922
	62,500	—		38.41	4/10/2016
	1,600	—		29.73	7/25/2016
	5,000	—		45.70	1/24/2017
	1,260	—		58.31	7/24/2017
	2,992	—		69.84	1/23/2018
	7,500	7,500		13.43	1/20/2019
	1,200	10,800		15.99	4/20/2020
	—	20,000		11.63	4/27/2021
Kenneth Hannah	350,000	—		41.57	04/26/2016	42,500	$167,450
	50,000	—		67.43	04/25/2017
	15,000	5,000		69.84	01/23/2018
	62,500	62,500		13.43	01/20/2019
	62,500	62,500		15.71	10/15/2019
	—	209,800		11.63	4/27/2021
Shaker Sadasivam	3,025	—		8.09	7/26/2014	42,500	$167,450
	6,250	—		9.43	10/27/2014
	6,250	—		11.63	2/16/2015
	20,000	—		17.65	7/26/2015
	9,150	—		25.66	1/25/2016
	9,300	—		29.73	7/25/2016
	15,000	—		45.75	1/24/2017
	20,000	—		58.31	7/24/2017
	15,000	5,000		69.84	1/23/2018
	62,500	62,500		13.43	1/20/2019
	50,000	50,000		15.71	10/15/2019
	—	153,300		11.63	4/27/2021
Carlos Domenech	—	193,700		11.63	4/27/2021	104,678	$412,431	(3)

(1)
Based on the Company's closing stock price on December 31, 2011 of $3.94.

(2)
Mr. McCarthy served as our interim principal financial officer from January 1, 2011 to January 10, 2011 when Mr. Murphy became our Chief Financial Officer.

(3)
These restricted stock units were issued to Mr. Domenech as part of the contingent consideration in connection with the acquisition of SunEdison in November 2009.

        The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2011 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ahmad Chatila	—	N/A	18,750	$246,563
Mark Murphy	—	N/A	—	—
Denis McCarthy	—	N/A	897	$10,091
Kenneth H. Hannah	—	N/A	5,000	$56,925
Shaker Sadasivam	—	N/A	6,250	$71,325
Carlos Domenech	—	N/A	212,526	$1,608,472

Equity Compensation Plans

        The following table gives information about the Company's common stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2011.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders	21,334,512 shares of common stock	(3)	$19.21	9,188,343 shares of common stock
Equity compensation plans not approved by security holders(4)	424,048 shares of common stock		—	—

Total	21,758,560 shares of common stock		$19.21	9,188,343 shares of common stock

(1)
Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)
Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)
Includes 4,692,159 shares of MEMC common stock that may be issued upon vesting of restricted stock units.

(4)
Reflects the MEMC Electronic Materials, Inc. 2009 Special Inducement Grant Plan which provided for the issuance of 2,228,901 restricted stock units to eligible SunEdison employees upon effectiveness of the acquisition of SunEdison in November 2009. The plan was exempt from stockholder approval requirements as an employment inducement grant plan under applicable NYSE listing standards. No future awards will be made under this plan.

Pension Plan

        MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Effective

December 31, 2011, the plan was further amended to freeze the accrued benefit for employees who met one of the two criteria. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan. Each of Messrs. Chatila, Murphy, McCarthy, Hannah and Domenech commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC Supplemental Executive Pension Plan (the "MEMC SEPP").

        The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant's "average total earnings" (as defined below) up to one-half of the Social Security wage base plus 12% of the participant's average total earnings over one-half of the Social Security wage base, multiplied by the participant's years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the "Basic Formula"). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

        Employees who were participants in our former Pension Plan for Salaried Employees (the "Salaried Plan"), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant's average total earnings multiplied by the participant's years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company ("Monsanto"), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant's "average total earnings" instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant's age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, "average total earnings" means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. "Earnings" means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, "earnings" utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

        Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2008 is $185,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2008 was $230,000. The MEMC SEPP, a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant's retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

        The following table (Pension Plan Table (1)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
150,000	31,500	42,000	52,500
175,000	36,750	49,000	61,250
200,000	42,000	56,000	70,000

        The following table (Pension Plan Table (2)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,000
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000

        Dr. Sadasivam is eligible for the 1.2% formula shown in Pension Plan Table (2). Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496.

        The table below shows the present value of accumulated benefits payable to each of the named executive officers that participates in the MEMC Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Shaker Sadasivam	MEMC Pension Plan	8.3	49,830	0

        MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

        In 2011, the Compensation Committee was comprised of Peter Blackmore, C. Douglas Marsh (until April 2011), Michael McNamara and James B. Williams. None of the directors comprising the Compensation Committee during 2011 is or has been an officer or employee of MEMC or any of its subsidiaries at the time they served on the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the Securities and Exchange Commission (the "SEC"), were made on a timely basis in fiscal 2011, except: (i) Matthew Herzberg filed his initial Form 4 related to his initial grant of 100,000 stock options three business days late; and (ii) James B. Williams filed a late Form 4 related to an August 12, 2011 purchase of our common stock in the open market.

CERTAIN TRANSACTIONS

        In 2011, the Company did not have any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person under Item 404 of Regulation S-K (directors, executive officers or greater than five percent stockholders) had or will have a direct or indirect material interest.

ITEM NO. 2—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

        Under an amendment to the Securities Exchange Act of 1934 adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), stockholders are able to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of the named executive officers (an "Advisory Vote on Compensation"). At the 2011 Annual Meeting of Stockholders, more than 81% of the shares voted were cast in support of the Company's executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "say-on-pay"). We plan to hold this vote annually.

        As described more fully in "Compensation Discussion and Analysis" and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives in order to support our business strategy, achieve our short and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

Our Compensation Program

        We urge you to read the "Compensation Discussion and Analysis" section of this Proxy Statement and the tables and narrative for the details on the Company's executive compensation, including the 2011 compensation of our named executive officers. Highlights of our executive compensation programs include the following:

  •
  In 2011, MEMC experienced strong top-line growth and, through its December 2011 restructuring actions, believes it has positioned itself to deliver solid results in 2012. The Company grew revenues by 21% in 2011 as compared to 2010.

  •
  The Company targets total direct compensation (consisting of base salary, annual cash incentives and long-term incentive grant values) for executives between the 50th and 75th percentile of our competitive peer group. Typically, our named executives will achieve the upper end of this range only when the Company delivers strong operating performance as measured by revenue, operating income and free cash flow.

  •
  Over the past three years, our CEO, Mr. Chatila, has requested that he not receive any base pay adjustments (and he has not received any base pay adjustment).

  •
  A significant portion of our executives' total compensation is considered to be at risk or performance-based. In the case of our named executive officers, including the CEO, base pay in a typical year will represent approximately 20-33% of total compensation. The balance of compensation will be "performance based", made up of annual incentive awards paid in cash and long-term incentive grants which are typically paid in stock options and restricted stock units. It should be noted, however, that in 2010 and 2011 this percentage of base pay for the CEO was higher due to Mr. Chatila receiving a lower than target annual incentive award and receiving no long-term incentive grant.

  •
  Each of our executive officers is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

        The Compensation Committee discharges many of the Board's responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Compensation Committee has, over the last five years, among other things, taken the following actions:

  •
  For fiscal years 2009-2011, typically paid executive bonuses well below target levels;

  •
  In fiscal year 2010, held all but one executive salary at their 2009 levels as part of our broad set of cost containment measures, which affected all worldwide employees;

  •
  Utilized stock options as the primary vehicle for long-term incentive grants;

  •
  Revised and approved new financial metrics and targets used in our short-term incentive plan, tying at least 80% of our executives' bonuses to Company performance;

  •
  Maintained our policy of not providing any perquisite compensation to our executive officers; and

  •
  Regularly analyzed the Company's peer group for purposes of benchmarking executive compensation.

        The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

          RESOLVED, that the Company's stockholders approve the compensation of the Company's named executive officers as described in this Proxy Statement, including the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures.

        The opportunity to vote on Item No. 2 is required under the securities laws. However, as an advisory vote, the vote on Item No. 2 is not binding on the Company. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as described in this Proxy Statement.

 ITEM NO. 3.—RATIFICATION OF SELECTION OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2012

        The Audit Committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2012.

        KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2011. A representative of KPMG LLP will be present at the 2012 Annual Stockholders' Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

        Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 ITEM NO. 4—APPROVAL OF AMENDMENTS TO
OUR EQUITY INCENTIVE PLANS TO ALLOW
A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

        The following is a discussion of our proposal to amend the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan, which we refer to as the 2010 Plan; the 2001 Equity Incentive Plan, which we refer to as the 2001 Plan; and the 1995 Equity Incentive Plan, which we refer to as the 1995 Plan, to provide for the one-time, value-for-value exchange of certain outstanding employee stock options (the "Option Exchange Program"). Our Board of Directors authorized the program subject to stockholder approval of the amendment of the 2010 Plan, 2001 Plan and 1995 Plan to permit the exchange program. If implemented, the Option Exchange Program would permit some of our employees, excluding our directors and executive officers, to surrender for cancellation certain outstanding stock options with an exercise price substantially greater than our current trading price in exchange for a lesser number of stock options. You are urged to read this detailed discussion in considering our proposal.

Background & Reasons for the Option Exchange Program

        We have granted stock options from time to time as a substantial component of our employees' compensation in order to motivate them to achieve key business objectives that we believe create long-term stockholder value. As an award of equity, stock options allow our employees to benefit from our success and the increase in share value, thereby aligning their interests with those of our stockholders. Our stock option awards also provide an incentive for our highly experienced employees to continue their employment with us to further our growth in two highly competitive industries.

        The decline in our stock price over the past several years, however, has severely impeded our goal of utilizing stock options to retain and motivate employees in these challenging times. This is because many of our stock options now have exercise prices that substantially exceed not only the current market price, but also the 52-week high price of our shares.

        As with many other companies in the solar industry, the steep reduction in our stock price was significantly impacted by the significant downtown in the solar industry. During 2011, the solar industry experienced sharp reductions in pricing of solar modules, solar cells, solar wafers, polysilicon, and to a lesser extent, solar systems, leading to a dramatic decline in our profitability versus prior years. Our Semiconductor Materials business also faced depressed market conditions in the second half of 2011.

        We believe we have taken significant steps toward increasing our future stock price for stockholders. In December 2011, in order to better align our business to current and expected market conditions in the semiconductor and solar markets, as well as to improve the company's overall cost competitiveness and increase cash flow generation across all segments, we committed to a series of actions to reduce the company's global workforce, right size our production capacity and accelerate operating cost reductions in 2012 and beyond. These actions included the shuttering of our facility in Merano, Italy, reducing production capacity at our Portland, Oregon facility and limiting the ramp of the Kuching, Malaysia wafering facility. Additionally, we announced a reduction to our total workforce by approximately 1,400 persons worldwide, representing approximately 20% of the company's employees. We also have scaled back our future purchase requirements of raw materials and other inputs to the manufacturing processes to lower our future capacity and execute on our strategic shift to primarily supply wafers for internal consumption by our SunEdison business unit.

        Despite our efforts over the past three years to reposition and reinvigorate our business and improve our performance, our stock price has remained at a relatively low level. Although we believe the current semiconductor downturn is cyclical, we view the solar industry changes as a prolonged market dislocation, and despite our continued efforts, the economic recession, increased market volatility and other factors, some of which are beyond our control, could prevent significant near-term increases in stock price.

        Similarly, our employees' stock options have decreased in perceived and actual current and potential economic value. This in turn means that these stock options are failing to provide adequate retention and performance incentives for our experienced employees and therefore do not achieve our goal of aligning our employees' interests with that of our stockholders. At a time when we need our employees' motivation to be at its peak, the stock options that have comprised a substantial portion of their compensation have become demotivating. We have designed the proposed Option Exchange Program to revive the retention and motivational value of stock option awards held by our employees with a goal of improving the long-term value of our stock for our stockholders. The material principles of the Option Exchange Program, such as the program eligibility criteria for employees and options, the exchange ratios for replacement options, and the vesting and expiration terms of the replacement options, reflect our sensitivity toward protecting stockholder interests in the implementation of such a program. In particular, the Option Exchange Program would:

  •
  Reduce our overhang (the total number of our outstanding stock options awards not exercised, plus equity awards available to be granted, divided by total common shares outstanding at the end of the year); and

  •
  Reduce future dilution of stockholder interests because a smaller number of stock options would be granted in exchange for those surrendered, with the net shares returning to the 2010 Plan option pool.

        Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 9.8 million shares would be surrendered and canceled, while replacement options covering approximately 4.1 million shares would be granted, resulting in a net reduction in the equity award overhang by approximately 5.7 million shares. As of March 15, 2012, the total number of shares of our common stock outstanding was 230,815,838 and the closing price of our common stock was $4.02 per share.

        The following information as of March 15, 2012 with respect to equity incentive plans applicable to this Option Exchange Program is presented for reference:

Shares available for future grant	9,632,948
Shares issuable pursuant to outstanding options:	16,224,003
Weighted average exercise price of all outstanding options	$19.32
Weighted average remaining term of all outstanding options	6.87 years
Shares issuable pursuant to all other outstanding equity awards(1)	2,190,956

(1)
Consists of RSUs.

        If our stockholders do not approve the 2010 Plan, 2001 Plan and 1995 Plan amendments authorizing the Option Exchange Program, eligible stock options will remain outstanding and in effect in accordance with their existing terms.

Alternatives Considered

        We believe the Option Exchange Program is a more cost-effective way of motivating and retaining our employees than several other alternatives available, which we considered and rejected as described below:

  •
  Issuing additional incremental equity would increase overhang and further dilute stockholder interests, whereas the proposed Option Exchange Program would be expected to decrease overhang and reduce stockholder dilution;

  •
  Increasing cash compensation would significantly increase our cash compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results without the benefits accompanying the Option Exchange Program;

  •
  Exchanging options for cash would have the same deleterious effects as increasing cash compensation, but the Board and Compensation Committee have a policy whereby the Company does not buy out underwater options for cash; and

  •
  Exchanging options for other forms of equity compensation (e.g., RSUs) would result in higher exchange ratios, which would be significantly less attractive to employees, resulting in lower participation rates, in turn undermining the retention and motivation goals of the program.

Basic Structure of the Option Exchange Program

        Our proposed Option Exchange Program has the following material features:

  •
  The program would be available to more than 2,000 eligible employees holding eligible stock options, as defined below. The program would not be available to our executive officers or certain other designated employees. Eligible employees would be those who are currently employed as of the date new options would be granted. The program would also not be available to members of our Board of Directors. An employee-stockholder vote in favor of this proposal does not constitute an election to participate in the Option Exchange Program.

  •
  Stock options eligible for the Option Exchange Program would be those issued at least 12 months prior to the date of the commencement of the Option Exchange Program and with an exercise price of at least $10.00. We would exclude stock options granted in the recent past because they would be considered to have intrinsic value in the near future as well as stock options expiring by their terms before the end of the exchange offer period.

  •
  The number of stock options replacing the tendered ones would be determined by an "exchange ratio" that is set forth in more detail below. In our proposed Option Exchange Program, the exchange ratio would depend on the exercise price of the original option and is designed to provide, in the aggregate, a value- and expense-neutral exchange.

  •
  The exercise price for the new options would be set on the grant date of the Option Exchange Program using the closing price of our shares on the New York Stock Exchange as of that date.

  •
  The vesting period for the new options would be two year annual vesting for options that are already fully vested, and three year annual vesting for options that are not fully vested. The expiration date for the new options would be seven years from the date of grant.

  •
  The underlying net shares recaptured through the Option Exchange Program would return to the option pool under the 2010 Plan.

        Following is the status of our outstanding underwater stock options as of March 15, 2012 that would be eligible for the Option Exchange Program based on a then-applicable 52-week high stock price of $12.98 and a then-current fair market value of our shares of $4.02:

# Shares Underlying options:	9,808,535
Weighted Average Exercise Price:	$21.44
Weighted Average Remaining Life of Option:	6.86 years

Implementation of the Option Exchange Program

        On March 13, 2012 our Board of Directors, upon recommendation of the Compensation Committee, approved moving forward with the Option Exchange Program. On April 4, 2012, the Board of Directors, subject to stockholder approval, approved the Plan amendments to implement the Option Exchange Program. We are seeking stockholder approval in order to satisfy the listing rules of the New York Stock Exchange, to comply with the terms of Section 6.3 of the 2010 Plan and as a matter of good corporate governance. Stockholder approval of this proposal would apply to this Option Exchange Program only and would not result in amendment of any other terms of the 2010 Plan, 2001 Plan or 1995 Plan except as provided in this proposal. If we were to implement another stock option exchange program in the future, we would be required to seek separate stockholder approval of that subsequent program.

        If approved by stockholders, we would commence the Option Exchange Program within 12 months, providing eligible employees a written offer to exchange specified eligible stock options, which we refer to as the Offer. The Offer would set forth the precise terms, process and timing of the exchange. Employees would be given at least 20 business days to consider whether they wish to accept the Offer to surrender their existing eligible stock options, and if so how many, on a grant-by-grant basis in exchange for new stock options.

        Once the Offer closed, eligible options that were surrendered would be cancelled, and the Compensation Committee would approve grants of new stock options to the applicable employees in accordance with the applicable exchange ratios. All new options would be non-qualified stock options granted under the 2010 Plan and would be subject to the terms of such plan and an award agreement entered into between the Company and each participating employee. The new stock options would be issued effective the trading day immediately after the end of the Offer. Our Board of Directors would reserve the right to postpone or cancel the program at any time before the actual exchange takes place.

        Prior to the commencement of the Option Exchange Program, we will file the written offer to exchange with the United States Securities and Exchange Commission, or SEC, as part of a tender offer statement on Schedule TO. Eligible employees and our stockholders will be able to review the Offer, and other related documents filed by us with the SEC, free of charge, on the SEC's website at www.sec.gov.

Details of Option Exchange Program

        Eligible Options.    The options eligible for exchange in the Option Exchange Program would be those:

  •
  As of the date that the Option Exchange Program commenced, with an exercise price greater than $10.00.

  •
  Not granted within the 12 months immediately preceding the date that the Option Exchange Program commenced; and

  •
  Not scheduled to expire before the Option Exchange Program would close.

        Eligible Employees.    The Option Exchange Program would be open to all U.S. and international employees as of the date that the Option Exchange Program commenced, who were still employed as of the grant date of the replacement options, and who hold eligible options, except our executive officers and certain designed employees residing outside of the United States. Although we intend to include our international employees in the Option Exchange Program, we may exclude some employees if local law, expense, complexity, administrative burden or similar considerations would make their participation in the program illegal, inadvisable or impractical and where exclusion otherwise is consistent with our compensation policies with respect to that jurisdiction. Former employees, whether retired or otherwise, and members of our Board of Directors are not eligible. As of March 21, 2012, there were approximately 2,080 employees eligible to participate in the Option Exchange Program based on the assumptions above.

        Exchange Ratios.    We refer to the number of options that an employee must surrender for cancellation in exchange for one new replacement option as the "exchange ratio." The exchange ratios for the Option Exchange Program would be based on the individual exercise prices of the existing options that are surrendered for exchange and the estimated fair value of the options that would be received in the exchange. If our stockholders approve this proposal, we will determine the exchange ratios shortly before the Offer commences.

        In our Option Exchange Program we propose to offer five "tiers" in which eligible options at a similar set of exercise prices would be exchanged for a corresponding number of replacement options. The exchange ratio for the higher-exercise price tiers would be higher than the exchange ratio for the lower-exercise price tiers. Setting the exchange ratios in this manner is intended to result in the offer of replacement options that have a fair value equal, in the aggregate, to the fair value of the tendered options they replace.

        The actual exchange ratios would be determined by the Compensation Committee shortly before the beginning of the Option Exchange Program. We have determined that the exchange ratios would be based on the fair value of the eligible options using the Black-Scholes option pricing model, consistent with our past methodologies and based on reasonable assumptions about factors such as the volatility of our stock, the holding period and expected term of an option.

        We cannot determine the exact exchange ratios until the beginning of the Offer, but we have provided the following example for illustration purposes, based on the following assumptions:

  Option Exchange Program would have commenced on March 15, 2012
  Then-applicable 52-week high stock price: $12.98
  Then-current fair market value of our shares: $4.02

  Resulting minimum exercise price eligible for program: $10.00
  Assumption for expected volatility for valuations: 65.70%

For Exercise Prices of an Eligible Option Equal to:	The Exchange Ratio Would Be (# eligible options to # replacement options):
$10.00 to $12.99	1.75:1
$13.00 to $16.99	2.25:1
$17.00 to $19.99	6.00:1
$20.00 to $34.99	8.00:1
$35.00 and above	10.00:1

        If we assume that all eligible options in the above example were surrendered in the Option Exchange Program, following is additional information for the eligible options and the replacement options that would be granted in the exchange:

Exercise Price of Options	$10.00 to $12.99	$13.18 to $16.99	$17.00 to $19.99	$20.00 to $34.99	$35.00 and above
Number of Shares Underlying	3,823,716	3,590,859	361,032	489,138	1,543,790
Weighted Average Exercise Price	$11.71	$14.11	$18.43	$27.83	$56.63
Weighted Average Remaining Life	7.92 years	7.22 years	4.05 years	3.75 years	5.06 years
Exchange Ratio	1.75:1	2.25:1	6.00:1	8.00:1	10.00:1
Number of New Option Shares	2,184,981	1,595,937	60,172	61,142	154,379

        Following the exchange in the example above (excluding any grants after March 15, 2011) with respect to equity incentive plans applicable to this Option Exchange Program, there would be 9,632,948 shares available for grant, 10,472,079 options outstanding and 2,190,956 restricted stock units and restricted stock awards outstanding under the 2010 Plan. These outstanding options would have a weighted average exercise price of $12.56 and a weighted average remaining term of 6.93 years.

        Exercise Price of Replacement Options.    The exercise price of the replacement option would be equal to the closing price of our shares on the replacement option grant date.

        Vesting Provisions.    The replacement options would be granted under the 2010 Plan and would ratably vest (i) over two years with respect to options that were fully vested at the time of the closing of the Offer, or (ii) over three years with respect to options that were not fully vested at the time of the closing of the Offer.

        Term.    The replacement options would have a seven-year term.

Accounting Treatment

        When we establish the exchange ratios immediately prior to the commencement of the Offer, we intend to set exchange ratios that will cause us to incur minimal incremental share-based compensation expense. We would recognize such minimal incremental compensation cost of the replacement options granted in the Option Exchange Program over the vesting period of the replacement options. This would be measured as the excess of the fair value of the replacement options on their grant date over the fair value of the surrendered eligible options immediately before the exchange. This amount would not be significant because the exchange ratios are designed to result in a fair value exchange.

Effect on Stockholders

        We are not able to predict the impact of the Option Exchange Program on your interests as a stockholder because we are unable to predict how many eligible employees would exchange their eligible stock options or what the future market price of our shares would be on the date that the new stock options are granted. It is our goal, and one of the main purposes of the Option Exchange Program, that the increase in motivational value associated with the exchange to new options with a higher intrinsic value would result in increased long-term share value. In addition, the program would reduce the need to issue supplemental stock options to remain competitive with other employers and/or seek to authorization of additional shares under the 2010 Plan in the near future.

US Tax Consequences

        The exchange of stock options pursuant to the Option Exchange Program should be treated as a non-taxable exchange and neither we nor any of our participating employees should recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. All new stock options granted under the Option Exchange Program would be designated as non-qualified stock options for U.S. federal income tax purposes. As such, upon exercise of the replacement options the option holder would recognize tax compensation and we would recognize a tax deduction equal to the excess of the fair market value of the stock received upon exercise over the exercise price. A more detailed summary of tax considerations would be provided to all participants in the Option Exchange Program documents.

Text of Amendment to 2010 Plan

        The last sentence of Section 6.3 of the 2010 Plan would be amended by adding the language indicated in underlined text as follows:

          Except as otherwise provided in Section 19 or pursuant to the Stock Option Exchange Program as set forth in Section 27 hereof, in no event may an Option be repriced or exchanged for any consideration without shareholder approval:

        Additionally, a new Section 27 would be added at the end of the Plan which the language indicated in underlined text as follows:

    Stock Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.3, the Company, by action of the Compensation Committee, may effect an option exchange program (the "Option Exchange Program"), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 27. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the "Surrendered Option") for new Options (the "New Options") as follows:

    (1)
    each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

    (2)
    the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

    (3)
    each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

    For purposes of this Section 27, "Eligible Employees" means any employees of the Company and its wholly-owned subsidiaries other than its executive officers. "Eligible Options" means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

Text of Amendment to 2001 Plan

        A new Section 14 would be added at the end of the Plan which the language indicated in underlined text as follows:

    Stock Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee, may effect an option exchange program (the "Option Exchange Program"), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 14. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the "Surrendered Option") for new Options (the "New Options") as follows:

    (1)
    each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

    (2)
    the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

    (3)
    each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

    For purposes of this Section 14, "Eligible Employees" means any employees of the Company and its wholly-owned subsidiaries other than its executive officers. "Eligible Options" means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

Text of Amendment to 1995 Plan

        A new Section 18 would be added at the end of the Plan which the language indicated in underlined text as follows:

    Stock Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee, may effect an option exchange program (the "Option Exchange Program"), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 18. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the "Surrendered Option") for new Options (the "New Options") as follows:

    (1)
    each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

    (2)
    the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

    (3)
    each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

    For purposes of this Section 18, "Eligible Employees" means any employees of the Company and its wholly-owned subsidiaries other than its executive officers. "Eligible Options" means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

Summary of the 2010 Plan

        All replacement options issued in the Option Exchange Program will be granted under the 2010 Plan, regardless of the plan under which the options were originally granted. In order to accommodate the Option Exchange Program, each of the 1995 Plan and the 2001 Plan require amendment. By their terms, the 1995 Plan and the 2001 Plan have expired for purposes of grants and awards. They remain operative for purposes of administering grants made during the terms of those plans. A summary of the material terms of the 2010 Plan is set out below. A summary of the other amended plans is included in the section below captioned "Summary of the Other Amended Plans". These summaries are not complete descriptions of all of the provisions of the amended plans but only of the material operative terms of the plans.

  General

        The purpose of the 2010 Plan is to promote the interests of MEMC and its stockholders by providing the directors, employees, prospective employees and consultants of MEMC and its subsidiaries with an appropriate incentive to enter and continue in the service and employ of MEMC and to improve the growth and profitability of MEMC. At the time of adoption of the 2010 Plan,

MEMC had 15,000,000 "new" shares for grant, plus the "roll over" of any remaining shares available for issuance under the existing 2001 Plan as of December 31, 2010. As of March 15, 2012, there were approximately 9.6 million shares still available for grant under the 2010 Plan.

        The Compensation Committee of the Board of Directors administers the 2010 Plan. The 2010 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and performance units. Individuals who are directors of, employees of, prospective employees of, or consultants to MEMC or a subsidiary of MEMC are eligible to receive awards under the 2010 Plan.

        The Compensation Committee generally has the authority, subject to the terms of the plan, to determine when and to whom awards will be granted, the term of the award, the number of shares covered by the award, and all other terms or conditions of the awards. The Compensation Committee's decisions with respect to the 2010 Plan and the awards thereunder are conclusive and binding. Notwithstanding the Compensation Committee's broad authority under the 2010 Plan, MEMC is prohibited from repricing stock options without stockholder approval because the 2010 Plan expressly prohibits such repricing authority for the Compensation Committee without stockholder approval. As amended to accommodate the Option Exchange Program, the Committee could effect just this one-time program. Any other option repricing, option exchange or cash buyout of options would require stockholder approval.

        Shares of common stock issued under the 2010 Plan may be authorized but unissued shares, treasury shares or any combination thereof. Shares covered by awards that are either wholly or partly not earned, or that expire or are forfeited, cancelled or terminated will again be available for grant under the 2010 Plan. Shares surrendered to the Company to pay the exercise price of options and shares withheld to pay taxes, however, will not be recycled into the share pool for the 2010 Plan. No more than 2,000,000 shares of common stock may be subject to awards in any calendar year to an individual subject to Section 162(m) of the Code.

  Types of Awards

        Set forth below is a description of the types of awards that may be granted under the 2010 Plan.

  Incentive Stock Options to Eligible Employees

        Under the 2010 Plan, the Compensation Committee may grant incentive stock options to eligible employees of MEMC or its subsidiaries. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee on the date of grant. The aggregate fair market value (determined on the date of grant) of incentive stock option awards to an individual grantee may not exceed $100,000 during any calendar year. The minimum purchase price for any incentive stock option will be 110% of fair market value for any grantee who owns 10% or more of the voting power of MEMC. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

        Incentive stock options must be exercised before expiration or termination, which is up to ten years after the date of grant (except for awardees owning 10% or more of the voting power of MEMC, in which case the expiration period is five years after the date of grant). All incentive stock options become immediately vested following a change in control of MEMC if the participant's employment is terminated without "cause" or by the participant for "good reason" (each as defined in the plan) within two years after the change in control.

        Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including "cashless exercise" involving a broker or dealer approved by the Compensation Committee.

  Non-Qualified Stock Options

        Under the 2010 Plan, the Compensation Committee may grant non-qualified stock options to eligible employees, prospective employees, non-employee directors and consultants. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee on the date of grant. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

        Non-qualified stock options must be exercised before expiration or termination, which is up to ten years after the date of grant. All non-qualified stock options become immediately vested following a change in control of MEMC if the participant's employment is terminated without "cause" or by the participant for "good reason" (each as defined in the plan) within two years after the change in control.

        Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including "net exercise" involving a broker approved by the Compensation Committee.

  Performance Unit Awards

        Under the 2010 Plan, the Compensation Committee may grant eligible employees performance unit awards to eligible employees, prospective employees, non-employee directors and consultants, and establish the related performance periods under such awards, subject to certain limitations as outlined by Section 162(m) of the Code. The Compensation Committee will establish indicators of performance applicable to the relevant performance period, with a minimum period of one year at the time of grant. The number of shares paid in settlement of the performance unit awards will be determined based on the fair market value of shares on the date of settlement of the awards. The Compensation Committee may make downward adjustments in performance unit awards to grantees.

        In the event a grantee is involuntarily terminated without "cause" or terminates employment due to death, disability or retirement, after completing at least 50% of the performance period for an award, the grantee will be entitled to a pro rata portion of the award if the indicators of performance are met at the time of termination.

        All performance unit awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee's death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee's termination of employment by the Company without "cause" or by the grantee without "good reason"; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

  Restricted Stock

        The Compensation Committee may award restricted stock under the 2010 Plan to eligible employees, prospective employees, non-employee directors and consultants pursuant to an award agreement. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation Committee, including forfeiture conditions and restrictions against transfer for a specified period. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation Committee, but no restrictions will lapse earlier than the first, or later than the tenth, anniversary date of the award.

        Restricted stock that is not vested at the time a grantee's director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

        The Compensation Committee may establish terms and conditions under which a grantee of a restricted stock award will be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which have been awarded but not yet paid. Subject to the terms of the 2010 Plan, the Compensation Committee may make all or any portion of shares awarded under a restricted stock award subject to a right of first refusal for any period of time set by the Compensation Committee at the time of the award.

        All restricted stock awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee's death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee's termination of employment by the Company without "cause" or by the grantee with "good reason"; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

Additional Information

  Death or Termination of Employment of Employees

        Subject to the provisions of the 2010 Plan, the Compensation Committee may make provisions in its discretion concerning exercise or lapse of options on death or termination of employment. No such provision, however, may extend the term of an option, or permit an option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

        Subject to the provisions of the 2010 Plan and pursuant to the Code, no incentive stock option may be exercisable as an incentive stock option after the date which is three months following a grantee's termination of employment for any reason other than disability or death, or twelve months following a grantee's termination of employment by reason of disability. Following death, the executor, administrator or other person acquiring an incentive stock option by bequest or inheritance may exercise it at any time during its remaining term, provided the deceased grantee was an employee either at the time of his death or within three months prior to death.

        The effect of death or termination of employment on restricted stock awards will be as stated in the award.

  Change in Capitalization

        Subject to any required action by MEMC's stockholders, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of MEMC's common stock or the payment of an extraordinary stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration, the Compensation Committee will make adjustments to the number of shares subject to awards, and exercise prices, as the Compensation Committee may consider appropriate to prevent the enlargement or dilution of rights.

  Change in Control and Other Transactions

        The Compensation Committee may provide, but is not required to provide, that in the event MEMC experiences a "change in control", (i) any and all options granted under the 2010 Plan shall be immediately exercisable in full, (ii) any or all restricted stock awards made under the 2010 Plan shall be immediately payable in full, and (iii) any award agreement with respect to a performance unit award will terminate and be of no further force (with the amounts payable thereunder in such event as specified in the award agreement).

        A "change in control" is generally deemed to mean:

  •
  any sale or other transfer (in one transaction or a series of related transactions) of all of MEMC's assets;

  •
  the approval by MEMC's stockholders of any plan or proposal for liquidation or dissolution;

  •
  any person or group becomes the beneficial owner of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors;

  •
  the replacement of a majority of the Board of Directors over a two-year period which is not approved by a vote of at least a majority of the Board of Directors then still in office;

  •
  any person or group acquires the power to elect a majority of the Board of Directors; or

  •
  a merger or consolidation of MEMC with another entity in which holders of the common stock of MEMC immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

        In the event of (i) a dissolution or liquidation, (ii) a sale of all or substantially all of MEMC's assets, (iii) a merger or consolidation involving MEMC in which MEMC is not the surviving corporation or (iv) a merger or consolidation involving MEMC in which MEMC is the surviving corporation but the stockholders of MEMC receive securities of another corporation and/or other property, including cash, the Compensation Committee will, in its absolute discretion, have the power to provide for an appropriate exchange of an award, or cancel any award (whether or not then exercisable or vested), and in full consideration of such cancellation, pay in cash:

  •
  with respect to an option, the excess of the fair market value of securities and property (including cash) received by the holder of a share of common stock as a result of such event over the exercise price of such option; and

  •
  with respect to restricted stock and performance units (to the extent not in violation of Code Section 409A), the value, as determined by the Compensation Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of common stock as a result of such event

  Other Terms

        Generally, without the Compensation Committee's consent, an individual's rights under a grant under the 2010 Plan may not be assigned or transferred except in the event of death.

        The 2010 Plan will remain in effect until terminated by the Compensation Committee. The 2010 Plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the 2010 Plan after February 21, 2020. The Compensation Committee may at any time amend, suspend or terminate the 2010 Plan. No amendment, suspension or termination, however, may adversely affect a grantee's rights under any previously granted award without the consent of the grantee.

  Certain Federal Income Tax Consequences

        The following is a description of the federal income tax consequences of grants of options, and awards of restricted stock and performance units under the 2010 Plan based on the Company's understanding of present federal tax laws, regulations and rulings, which may change, potentially with retroactive effect. The description is not intended to provide a comprehensive discussion of applicable tax issues and does not constitute tax advice. A participant should consult his or her tax adviser concerning the technical tax rules applicable to his or her awards under the 2010 Plan.

        Incentive Stock Options.    No income is realized by an optionee on the grant of an incentive stock option, and MEMC will not be entitled to a deduction at such time. If the optionee exercises an incentive stock option and does not dispose of the acquired shares of MEMC common stock within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the optionee at the time of exercise and MEMC will not be entitled to a deduction by reason of the exercise. Upon disposition of the shares, the difference, if any, between the amount realized from the disposition and the optionee's basis (the amount paid upon exercise) will be taxed as a capital gain or a capital loss. However, if the optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise of the option, he or she will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. To the extent, and in the year, that an optionee recognizes ordinary income, MEMC may take a deduction.

        Non-Qualified Stock Options.    Although an optionee will not recognize income upon the grant of a non-qualified stock option, if the optionee chooses to exercise his or her option, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the aggregate exercise price for such shares. The optionee's tax basis in the shares of MEMC common stock received will equal the fair market value of such shares on the date of exercise. If the optionee disposes of shares acquired pursuant to the non-qualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. If an optionee surrenders previously acquired shares to pay for a non-qualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee's income. If an optionee holds shares for more than twelve months, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee's basis in the shares. If an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee's basis in the shares.

        Restricted Stock.    A grantee of restricted stock generally will not recognize taxable income upon the grant; but rather, will recognize ordinary income at the time the forfeiture provisions or restrictions on transfer imposed on the shares of MEMC common stock ("Restrictions") lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by the grantee with respect to restricted stock will be subject to applicable tax withholding by MEMC.

        A grantee may elect, pursuant to Section 83(b) of the Internal Revenue Code ("Code"), to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If a timely 83(b) election is made, the grantee includes in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the grantee. If the Section 83(b) election is made, the grantee's holding period for capital gains begins on the date of grant. If a Section 83(b) election is made and the grantee subsequently forfeits the restricted stock, the grantee may not deduct as a loss the amount previously included in gross income.

        A grantee's tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) he or she paid for the common stock and the amount of ordinary income recognized by the grantee as a result of making Section 83(b) election or upon the lapse of the Restrictions. Unless a

Section 83(b) election is made, the grantee's holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, MEMC will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a grantee with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the grantee sells the shares, the difference, if any, between the amount realized from the sale and the grantee's tax basis in the shares will be taxed as a capital gain or capital loss.

        Performance Unit Awards.    A participant generally will not recognize taxable income upon the grant of a performance unit award. Instead, the participant will recognize as ordinary income, and MEMC will have as a corresponding deduction, the fair market value of any common stock delivered in settlement of a performance unit award. The ordinary income the participant recognizes is subject to applicable tax withholding. Upon selling the shares of MEMC common stock, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and his or her tax basis in the shares.

Summary of the Other Amended Plans

        The U.S. federal income tax consequences of awards granted under the 2001 Plan and the 1995 Plan are the same as the consequences for similar awards granted under our 2010 Plan.

        The material terms of the 1995 and the 2001 Plan are substantially similar as the terms of the 2010 Plan, except that the 1995 and 2001 Plans differ in types of awards, number of shares subject to the Plans and numerical limitations on individual awards and eligibility for participating in the plans. Each of the 2001 Plan and the 1995 Plan had a term of ten years and so expired for purposes of grants in 2011 and 2005, respectively. No further grants may be made under either the 2001 Plan or the 1995 Plan. The operative provisions of the 2001 Plan and the 1995 Plan are those relating to administration of the awards granted during the ten-year term of those plans. The only awards outstanding under either Plan are options. No restricted stock awards or stock unit award are outstanding under either Plan.

        Options outstanding under the 1995 Plan expire not later than ten years after the date of grant (five years in the case of an incentive stock option granted to an individual owning 10% or more of MEMC's outstanding common stock). Payment of the exercise price of options granted under the Plan must be made in full at the time of exercise in cash, certified or bank check, note or other instrument acceptable to the Compensation Committee. The Compensation Committee also has discretion to accept payment in full, or in part, as follows: (i) in shares of MEMC common stock already owned by the optionee, which shares are valued at fair market value on the exercise date; (ii) by withholding shares of MEMC common stock that we would otherwise issue to the optionee upon the exercise of the stock option with such withheld shares valued at fair market value on the exercise date less the applicable exercise price for the shares; or (iii) through a "cashless exercise" procedure involving a broker or dealer approved by the Compensation Committee.

        Pursuant to the 1995 Plan, upon the death or disability of an optionee, any exercisable stock option held by that employee on the date of his or her death or disability may be exercised for a period of one year from the date of such death or disability (or the earlier expiration of the stated term of the stock option). Upon retirement of an employee, the employee may exercise any stock options held by that employee on the date of his or her retirement to the extent it was exercisable on retirement for a period of one year (or the earlier expiration of the stated term of the option); provided, however, that if the employee holds an incentive stock option, the exercise period will not exceed the shorter of three (3) months from the date of retirement and the remainder of the stated term of such incentive stock option.

        A stock option outstanding under the 2001 Plan must be exercised before expiration of the term of the option, which is generally ten years after the date of grant, or earlier as a result of the optionee's death, disability or other termination of service. Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including "cashless exercise" involving a broker or dealer approved by the Compensation Committee. Restricted stock and stock units that are not vested at the time a grantee's director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement. With respect to the outstanding stock units, as soon as practicable after the time stated in the award agreement, shares of common stock equal to the number of vested stock units reflected in the agreement will be distributed to the grantee.

        Under the 2001 Plan, stock options expire on the earlier of: the commencement of business on the date employment is terminated for cause; 90 days after the date employment is terminated for any reason other than cause, death, disability or retirement; one year after the date employment is terminated by reason of death disability or retirement, provided, however, that if during such one-year period following the termination of employment by reason of disability or retirement the employee dies, the employee's legal representative or beneficiary may exercise the options that have become exercisable on the date employment is terminated for a period of one year from the date of death; or the 10th anniversary of the grant date. Notwithstanding the foregoing, the 2001 Plan permits the Compensation Committee to specify a different expiration date or period for exercise of any option granted thereunder, and such expiration date or period shall supersede the expiration periods described in the 2001 Plan.

        Both the 1995 Plan and the 2001 require stockholder approval of any amendments that would materially increase the benefits payable to eligible employees. Neither plan permits the repricing of options. The amendments which are the subject of this proxy solicitation would permit the Option Exchange Program for eligible options that had been granted under each of the 1995 Plan and the 2001 Plan, just as under the 2010 Plan.

Stockholder Approval

        The affirmative vote of the majority of the votes cast by holders of our shares present in person or represented by proxy at the Annual Meeting will result in the approval of the amendments to the 2010 Plan, 2001 Plan and 1995 Plan. The approval of this proposal is not dependent on the approval of any other proposal to be considered by stockholders at the Annual Meeting.

Potential Modification of Option Exchange Program Terms

        While we expect that the terms of the Option Exchange Program, if approved by stockholders, would be materially similar to those set forth in this discussion, we may find it necessary or appropriate to change the terms of the Option Exchange Program to take into account accounting rules, changed circumstances, company policy decisions or administrative needs. Further, even if the amendments to the 2010 Plan, 2001 Plan and 1995 Plan are approved by our stockholders, we retain the discretion to amend non-material terms, postpone or not proceed with the commencement of the Options Exchange Program or under certain circumstances cancel the Option Exchange Program once it has commenced. In addition, it is currently our intention to make the program available to eligible employees outside the U.S. where permitted by applicable law and where we determine it is practicable to do so. It is possible we will need to make further modifications to the terms offered to non-U.S. employees.

Recommendation of the Board:

        Our Board of Directors unanimously recommends a vote "FOR" the approval of the amendments to the 2010 Equity Incentive Plan, 2001 Equity Incentive Plan and 1995 Equity Incentive Plan to allow the Company to effect the Option Exchange Program.

ITEM NO. 5—STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY

        In November 2011, we received a proposal from a stockholder as further described below. Pursuant to Rule 14a-8(l)(1) of the Exchange Act, we will provide the name, address and number of company securities held by the proponent of this stockholder proposal upon receipt of a written or oral request.

        This proposal requires an affirmative vote of the majority of shares present at the meeting to pass. Abstentions and broker non-votes have the effect of a vote against this proposal.

Resolution Proposed by Stockholder

        "RESOLVED, that shareholders of MEMC Electronic Materials, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected."

Supporting Statement of Stockholder

        "This resolution was submitted on behalf of the Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust by the North Carolina State Treasurer, the investment fiduciary for the North Carolina Retirement System. The Harvard Law School Shareholder Rights Project represented and advised the North Carolina State Treasurer in connection with this resolution.

        The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

        Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 - June 30, 2011 exceeded 75%.

        The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

  •
  Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

  •
  Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

  •
  Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

  •
  Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

        Please vote for this proposal to make directors more accountable to shareholders."

MEMC Board Statement in Opposition

        After thoughtful consideration, the Board recommends voting AGAINST this proposal for the reasons provided below. The Board has considered the most effective structure for the Board and has determined, for the reasons presented below, that the current classified Board structure continues to be in the best long-term interests of the Company and its stockholders.

        Stability and Continuity.    In accordance with the Company's certificate of incorporation, the Board is divided into three classes—each serving a staggered three-year term. This structure provides the Board stability, continuity and independence. This structure also enhances long-term planning and ensures that, at any given time, the Board is comprised of directors who are intimately familiar with the Company's business and strategic goals. A classified Board also benefits the Company and its stockholders because it helps attract and retain director candidates who are willing to make long-term commitments of their time and energy. This commitment is necessary to achieve the goals established under the Company's Mission, Values and Culture—a commitment that stretches over several years and will be best fulfilled by a stable and continuous Board. The classified structure allows the Nominating and Corporate Governance Committee to seek candidates to serve on the Board in a thoughtful, meaningful way, which provides an orderly evolution of the Board.

        Protection Against Takeovers.    A classified Board structure also strongly encourages potential acquirers to deal directly with the Board and better positions the Board to negotiate the greatest possible stockholder value. The classified Board structure is designed to safeguard against a hostile purchaser gaining control of the Company and its assets without paying fair market value. Because only one-third of the directors are elected at any annual meeting, it is impossible to elect an entirely new Board or a majority of the Board at a single meeting. A classified Board does not preclude a takeover. Rather, it provides a company with time and leverage to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing stockholder value, including evaluating competing expressions of interest. In fact, recent studies suggest that classified boards may improve the relative bargaining power of managers and the board, as well as the stockholders who are the ultimate beneficiaries of such leverage, in any hostile takeover bid. See Bates, Becker and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, (April 2007) at p. 30.

        Independence.    Electing directors to three-year terms also enhances the independence of non-management directors by providing them with a longer term of office. The longer term provides a certain amount of autonomy from special interest groups who may have an agenda contrary to the Company's long-term goals and objectives and those of a majority of stockholders. As a result, independent directors are able to make decisions that are in the best interests of the Company and its stockholders.

        Accountability to Stockholders.    Because all directors are required to uphold their fiduciary duties to the Company and its stockholders regardless of term, directors elected to three-year terms are equally accountable to stockholders as directors elected annually. In addition, because Board members currently serve for three-year terms, a classified Board means that the Board members who serve are interested in making a long-term commitment to the Company. Additionally, MEMC has previously voluntarily adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified. This policy provides stockholders a meaningful role in the election of directors, ensures public disclosure of directors' decisions and acts as a vehicle for holding directors accountable for their actions or failure to act.

        Financial Results and Stockholder Value.    The proposal intimates that a declassified board equals improved financial performance. There is no universally accepted objective evidence to confirm this suggestion, and is contrary to the Company's recent financial results. For fiscal year 2011, in two depressed industries, the Company increased its revenues to $2.7 billion from 2010 revenues of $2.24 billion and $1.16 billion in 2009, all while having a classified board. The Board believes that these financial results are a direct result of the Board being comprised of independent directors who: (i) have had sufficient time to learn the Company's business and thereby contribute best to the development of its strategy to create long-term stockholder value and to oversee management's implementation of that strategy; (ii) are knowledgeable about the Company and the industries in which it competes; and (iii) are pursuing the Company's long-term business plans and goals. In light of current economic conditions, especially in the solar industry, now is not the time to take measures which promotes instability and further encourages a takeover.

        Staggered Board Permissible Under Law.    MEMC has had a classified Board structure since its initial public offering in 1995. Both Delaware law and the rules of the NYSE expressly permit corporations to have classified board structures.

        Premise for Annual Elections Open to Debate.    The Company received a positive review from RiskMetrics Group (formerly ISS) in 2011 with regard to its Board of Directors. Moreover, even with a classified Board, MEMC's Board of Directors has received the overwhelming support of stockholders in recent elections.

        It is important to note that stockholder approval of this proposal would not in itself declassify the Board. Under Delaware law, to change the class structure of the Board, the Board must first authorize amendments to the Company's articles of incorporation and bylaws. Stockholders would then have to approve each of those amendments with an affirmative vote of not less than a majority of the total voting power of all outstanding shares of Company stock entitled to vote generally in the election of directors.

        After careful consideration of this proposal, the Board believes that the retention of a classified Board structure remains in the best long-term interests of the Company and its stockholders.

Recommendation of the Board

        The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal to elect each director annually.

 STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        Stockholder proposals intended to be presented at our 2013 Annual Stockholders' Meeting must be received by us by December 13, 2012 for inclusion in our proxy statement and proxy card for that meeting.

        In order for a stockholder to bring other business before an annual stockholders' meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, we will determine whether such proposal will come before the stockholders at the annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

        In order for a stockholder to nominate a candidate for director for election at an annual stockholders' meeting, under our Restated Certificate of Incorporation and Restated By-Laws, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

        In each case, the notice must be given to Bradley D. Kohn, MEMC's Corporate Secretary, whose address is 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376. Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for consideration at the 2012 Annual Stockholders' Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our Notice, Annual Report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's Notice, Annual Report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

April 12, 2012

Appendix A

MEMC Electronic Materials, Inc.

1995 EQUITY INCENTIVE PLAN

as Amended and Restated on April 4, 2012

                                                MEMC Electronic Materials, Inc. established the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan effective as of the effective date of its registration statement for its initial public offering in 1995.  The Plan has been amended from time to time, most recently in the form of a restatement dated August 3, 2000, a First Amendment to such restatement dated December 12, 2001 and a restatement dated January 26, 2004.  The Board of Directors of MEMC Electronic Materials, Inc. now wishes to amend the Plan to permit a one-time stock option exchange program.

NOW, THEREFORE, the Plan is hereby amended and restated effective as of April 4, 2012 to read in its entirety as follows:

1.                                      Purpose.  The purpose of the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan as amended and restated herein (the “Plan”) is to provide an additional incentive to officers, other eligible key employees and directors of MEMC Electronic Materials, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) upon whom responsibilities for the successful operation, administration and management of the Company rest and whose present or potential contributions are important to the continued success of the Company, and to enable the Company to attract and retain in its employ and as directors highly qualified persons for the successful conduct of its business.  It is intended that this purpose will be effected through the granting of incentive and nonqualified Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards, as provided herein (as each term is hereinafter defined and collectively defined as the “Awards”).

2.                                      Definitions.  For purposes of the Plan, the following terms shall be defined as follows:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means an award to an Eligible Employee (as hereinafter defined) in the form of Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards.

“Award Agreement” means an agreement granting an Award and containing such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” means, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s employment by the Company or any Affiliate which employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.  If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG Wafer Holdings LLC or any of its Affiliates (hereinafter “TPG”); (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction and TPG holds less than 20% of the outstanding Voting Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.

“Committee” means the Compensation and Nominating Committee appointed by the Board pursuant to Section 3(a) hereof to administer the Plan.

“Common Stock” means the Voting Common Stock, par value $.01 per share, of the Company.

“Disability” means, with respect to any Participant, that, as a result of incapacity due to physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) consecutive months or six (6) months in the aggregate during any twelve (12) month period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

“Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Company.

“Participant” means an Eligible Employee to whom an Award has been granted under the Plan.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Employee pursuant to Section 10 hereof.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Restricted Stock Award” means an Award of shares of Common Stock granted to an Eligible Employee pursuant to Section 9 hereof.

“Retirement” means retirement from active employment with the Company and its Subsidiaries on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the applicable Award Agreement, but shall not include the termination of the directorship of a nonemployee director.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Employee pursuant to Section 8 hereof.

                                                “Stock Unit Award” means an Award of a right to receive a share of Common Stock from the Company at a designated time in the future (provided such Stock Unit Award is vested at such time) which is granted to a Participant pursuant to Section 11 herein and which is subject to the restrictions set forth in Section 11 herein or in any Stock Unit Award Agreement that evidences such right.  The participant does not have the rights of a stockholder until receipt of the Common Stock.

                                                “Subsidiary” means any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

“Ten Percent Shareholder” means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code,) stock possessing more than ten percent (10%) of the total Combined Voting Power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Valuation Date” means the trading date immediately preceding the date of the relevant transaction.

3.                                      Administration of the Plan.

(a)                                 The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board.  Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee.  All determinations of the Committee at a meeting shall be made by a majority of the members in attendance.  Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be indemnified by the Company to the fullest extent permitted by the certificate of incorporation or by-laws of the Company or applicable Delaware law with respect to any such action, determination or interpretation.

(b)                                 Within the limitations described herein, the Committee shall administer the Plan, select the Eligible Employees to whom Awards will be granted, determine the number and type of Awards to be granted to each such Eligible Employee, determine the terms and conditions applicable to each Award (which need not be identical), make any amendment or modification to any Award Agreement consistent with the terms of the Plan, and interpret, construe and implement the provisions of the Plan.  The Committee shall have the authority to adopt rules and regulations for administering the Plan which shall not be inconsistent with the terms of the Plan.  Decisions of the Committee shall be binding on the Company, on all Eligible Employees and Participants and all other persons having any interest in the Plan.  The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, which shall be evidenced by an Award Agreement.

(c)                                  The Committee shall have the authority to adopt such rules and regulations and to add such terms, conditions and sub-schemes to the Plan as it deems necessary or desirable to permit or facilitate the granting of Awards under the Plan to, or obtain favorable tax treatment for, Eligible Employees resident for tax purposes in jurisdictions outside the United States; provided, however, that any such rule, regulation, term, condition or sub-scheme shall not be inconsistent with the terms of the Plan.

(d)                                 Any act that the Committee is authorized to perform hereunder may instead be performed by the Board at its discretion, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable.  In addition, the Committee in its discretion may delegate its authority to grant Awards pursuant to Section 3(b) to an officer or committee of officers, subject to specific limits and guidelines established by the Committee at the time of such delegation. In addition, the Committee in its discretion may delegate its authority to an officer or committee of officers to amend Award Agreements for purposes of delaying the start of the period during which a Participant may exercise his or her Stock Options following termination of employment if the Participant is in possession of material nonpublic information regarding the Company at the time of his or her termination of employment.

4.                                      Duration of Plan.  The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof.  Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of July 12, 1995.

5.                                      Shares of Stock Subject to the Plan. Subject to the provisions of Section 14 (relating to adjustment for changes in capital stock) there are reserved for issuance under the Plan an aggregate of 7,197,045 shares of Common Stock, less the number of shares that may be reserved for issuance under the Company’s Retirement Savings Plan or under any broad-based employee stock purchase plan (the “Plan Maximum”). Such shares may be authorized but unissued or treasury shares.

                                                Stock underlying outstanding Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards will reduce the Plan Maximum while such Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards are outstanding.  Shares underlying expired, canceled or forfeited Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards shall be added back to the Plan Maximum.  When the exercise price of Stock Options is paid by delivery of shares of Common Stock of the Company, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to a Stock Option, or if a Performance Share Award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted Stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to the Plan.  Common Stock subject to a Stock Unit Award will reduce the Plan Maximum while such Stock Unit Award is outstanding, even while such Award is not vested. Shares of Common Stock subject to a Stock Unit Award shall be added back to the Plan Maximum if such Stock Unit Award is forfeited or is canceled as part of a restructuring of benefits granted pursuant to the Plan.

6.                                      Maximum Number of Shares per Eligible Employee.  To satisfy the requirements under Section 162(m) of the Code, no Eligible Employee whose Performance Award the Committee reasonably believes will be subject to Section 162(m) of the Code shall receive a grant of Awards with respect to more than 325,000 shares of Common Stock in any Plan year.

7.                                      Eligible Employees.  Awards may be granted by the Committee to individuals (“Eligible Employees”) who are either directors or salaried employees of the Company or a

Subsidiary with potential to contribute to the future success of the Company or its Subsidiaries. Awards shall not be affected by any change of duties or positions so long as the holder continues to be an employee or director of the Company or of a Subsidiary.

8.                                      Stock Options.  Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a)                                 Award Agreement.  Stock Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.

(b)                                 Terms of Stock Options Generally.  Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase, upon payment of the relevant exercise price, the number of shares of Common Stock specified in the Award Agreement.

(c)                                  Exercise Price.  The Exercise Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement.

(d)                                 Option Term.  The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(e)                                   Exercisability.  A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  The Committee may provide that Stock Options shall be exercisable in whole or in part based upon length of service or attainment of specified performance criteria.  The Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine.  Notwithstanding the above, no option may be exercised until the beginning of the two-month period immediately preceding the 10th anniversary of the Grant Date to the extent that the Company’s federal income tax deduction for the Option spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur.

(f)                                   Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the exercise price either by cash, certified or bank check, note or other instrument acceptable to the Committee.  Except as set forth in Section 8(i) hereof, as determined by the Committee in its sole discretion, payment of the exercise price may also be made in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option and, where such shares are withheld (as described below), net of the applicable exercise price) at least equal to such full or partial payment.  Common Stock used to pay the exercise price must be shares that are already owned by the Participant for at least six months.  In its discretion, the Committee may also permit any Participant to exercise an Option through a “cashless exercise” procedure involving a broker or dealer approved by the Committee, provided that the Participant has delivered an irrevocable notice of exercise (the “Notice”) to the broker or dealer and such broker or dealer agrees: (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability), and (C) to pay to the Participant the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Committee may modify the provisions of this sentence to the extent necessary to conform the exercise of the Option to Regulation T under the Exchange Act.  The manner in which the exercise price may be paid may be subject to certain conditions specified by the Committee.  If requested by the Committee, the Participant shall deliver the Award Agreement evidencing an exercised Stock Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option.  No fractional shares (or cash in lieu thereof) shall be issued upon exercise of a Stock Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(g)                                  Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant and, subject to Sections 14(b) and 14(c), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

(h)                                 Special Rule for Incentive Stock Options.  With respect to Incentive Stock Options granted under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company or a Parent or Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as Nonqualified Stock Options.  No Incentive Stock Option shall be granted to any person who is not an employee at the time of grant.

(i)                                     Payment Alternatives for Section 16 Persons.  Persons subject to Section 16 of the Exchange Act shall have the unfettered right (but not the obligation) to pay the exercise price in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option and, where such shares are withheld (as described below), net of the applicable exercise price) at least equal to such full or partial payment.  Common Stock used to pay the exercise price may be shares that are already owned by the Participant who is subject to Section 16 of the Exchange Act, or such Participant shall have the right but not the obligation to direct the Company to withhold shares of Common Stock that would otherwise have been received by such Participant upon exercise of the Stock Option.  It is the intent of this provision that the transactions described in this subsection qualify for the exemption from short-swing profit liability under Section 16 of the Exchange Act pursuant to the “disposition to the issuer” exemption set forth at Rule 16b-3(e) promulgated under Section 16 of the Exchange Act.

9.                                      Restricted Stock Awards.  Restricted Stock Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)                                 Award Agreement.  Restricted Stock Awards shall be evidenced by an Award Agreement in such form and containing such restrictions, terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and provisions requiring that a Participant forfeit such shares upon a termination of employment or directorship for specified reasons within a specified period of time.

(b)                                 Terms of Restricted Stock Awards Generally.  Restricted Stock Awards may be granted under the Plan in such form as the Committee may from time to time approve.  Restricted Stock Awards may be granted for no consideration or such consideration as the Committee deems appropriate.  Restricted Stock Awards may be granted alone or in addition to other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award granted to a Participant, and the Committee may impose different terms and conditions on any particular Restricted Stock Award granted to any Participant.  Each Participant receiving a Restricted Stock Award shall be issued a certificate or certificates in respect of such shares of Common Stock at the time of grant.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.  The Committee may require that the certificate or certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)                                  Restriction Period.  Restricted Stock Awards shall provide that, in order for a Participant to vest in such Awards, such Participant must remain in the employment or directorship of the Company or its Subsidiaries, subject to such exceptions as the Committee may determine in its sole discretion for specified reasons for a period commencing on the date of the Award and ending on such later date or dates as the

Committee may designate at the time of the Award and set forth in the Award Agreement (the “Restriction Period”).  During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Award.  The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period and may waive or accelerate such restrictions in whole or in part, based on such factors or criteria, including specified performance criteria, as the Committee may determine.  Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period), the Participant shall be vested in the Restricted Stock Award, or applicable portion thereof.

(d)                                 Rights as Shareholder.  Except as otherwise provided by the Committee in its sole discretion, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

10.                               Performance Share Awards.  Performance Share Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)                                 Award Agreement.  Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.  Each Award Agreement shall set forth the number of shares of Common Stock to be received by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate.

(b)                                 Terms of Performance Share Awards Generally.  Performance Share Awards may be granted under the Plan in such form as the Committee may from time to time approve.  Performance Share Awards may be granted for no consideration or such consideration as the Committee deems appropriate.  Performance Share Awards may be granted alone or in addition to other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Performance Share Award granted to a Participant.

(c)                                  Performance Goals.  Performance Share Awards shall provide that, in order for a Participant to be entitled to receive shares of Common Stock under such Award, the Company and/or the Participant must achieve certain specified performance goals (“Performance Goals”) over a designated performance period (“Performance Period”).  The Performance Goals and Performance Period shall be established by the Committee in its sole discretion.  The Committee shall establish the Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period.  In setting Performance Goals, the Committee may use such measures as net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing, or such other measure or measures of performance, including individual measures of performance, in such manner as it deems appropriate.  Prior to the end of a Performance Period, with respect to any Participant the deductibility of whose Performance Award will not, in the reasonable belief of the Committee, be subject to Section 162(m) of the Code, the Committee may, in its discretion, adjust the performance objectives to reflect a Change in Capitalization (as hereinafter defined) or any other event which may materially affect the performance of the Company, a Subsidiary or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a division.  With respect to any Participant, the deductibility of whose Performance Award may, in the reasonable belief of the Committee, be subject to Section 162(m) of the Code, the Committee shall not be entitled to exercise the discretion conferred upon it in the preceding sentence to the extent the existence or exercise of such discretion would result in a loss of tax deductibility under such Section 162(m) of the Code.  The extent to which a Participant is entitled to payment of a Performance Share Award at the end of the Performance Period shall be determined by the Committee, in its sole discretion, based on the Committee’s determination of whether the Performance Goals established by the Committee in the granting of such Performance Share Award have been met.

(d)                                 Payment of Awards.  Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the respective Performance Period, or at such other time as the Committee shall determine, in shares of Common Stock.

(e)                                  Rights as Shareholder.  Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant following the conclusion of the Performance Period, and, subject to Sections 14(b) and 14(c), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

11.                               Stock Unit Awards.  Stock Unit Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)                                 Award Agreement.  Stock Unit Awards shall be evidenced by an Award Agreement containing such conditions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section.  Each Award Agreement shall set forth the number of shares of

Common Stock to be received by a Participant upon satisfaction of such terms and conditions as the Committee deems appropriate.

(b)                                 Grant Date.  The Grant Date of a Stock Unit Award shall be the date designated by the Committee and specified in the Stock Unit Award Agreement as the date the Stock Unit Award is granted.

(c)                                  Vesting Date of Stock Units.  Each Stock Unit Award Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Stock Unit Award shall become vested; provided, however, that, unless otherwise provided in a Participant’s Stock Unit Award Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all Stock Unit Awards held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

(d)                                 Issuance of Certificates for Common Stock.  As soon as practical after the time stated in the Stock Unit Award Agreement, shares of Common Stock equal to the number of vested Stock Unit Awards reflected in the applicable Stock Unit Award Agreement shall be distributed to the Participant (or the beneficiary(ies) or personal representative of a deceased Participant).  Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

(e)                                  Termination of Stock Unit Awards.  The Committee may, at any time, in its absolute discretion, terminate any Stock Unit Award then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each Stock Unit Award, whether or not vested on the date of such termination, an amount equal to the Fair Market Value of a share of Common Stock determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

(f)                                   Rights as Shareholders.  A Participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect any Stock Unit Awards.  A Participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Stock Unit Award Agreement.

12.                               Termination of Employment.

(a)                                 Disability or Retirement.  Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment with the Company and its Subsidiaries terminates by reason of

Retirement or if a Participant’s employment (or, with respect to a nonemployee director, his directorship) terminates by reason of Disability, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the “Exercise Period”) of one (1) year from the date of such Disability or Retirement or until the expiration of the stated term of the Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Stock Option shall be forfeited; provided, however, that if a Participant terminates employment by reason of Retirement and such Participant holds an Incentive Stock Option, the Exercise Period shall not exceed the shorter of three (3) months from the date of Retirement and the remainder of the stated term of such Incentive Stock Option; provided further, however, that if the Participant dies during the Exercise Period, any unexercised Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative or beneficiary of the Participant, for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter (or, in the case of an Incentive Stock Option, for a period equal to the remainder of the Exercise Period), and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of Disability or Retirement shall be forfeited.  In determining whether to exercise its discretion under the first sentence of this Section 12(a) with respect to an Incentive Stock Option the Committee may consider the provisions of Section 422 of the Code.

(b)                                 Death.  Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment or directorship with the Company and its Subsidiaries terminates by reason of death, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of death, by the legal representative or beneficiary of the Participant, for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Stock Option shall be forfeited and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of death shall be forfeited.

(c)                                  Other Terminations.  Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, (A) if a Participant’s employment or directorship with the Company and its Subsidiaries is terminated by the Company for Cause, (i) any Stock Option or portion thereof which has become exercisable as of the date such Participant’s employment is terminated shall expire on the commencement of business on the date the Participant’s employment is terminated for Cause, and to the extent not exercisable as of the date of termination, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of such termination shall be forfeited; or (B) if a Participant’s employment or directorship with the Company and its Subsidiaries terminates for any reason other than Cause, death, Disability or Retirement, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of termination shall be forfeited.  In determining whether to exercise its discretion under this Section 12(c) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.

13.                               Non-transferability of Awards.  No Awards under the Plan or any rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution; provided, however, that with respect to any Award that is not an Incentive Stock Option, the foregoing restrictions shall not apply to the extent determined by the Committee in its sole discretion at the time of grant and set forth in the applicable Award Agreement; provided further, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.  During the lifetime of a Participant, Stock Options shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant.

14.                               Adjustment Upon Changes in Common Stock

(a)                                 Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Awards and the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

(b)                                 Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c)                                  Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A)                               provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Stock Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B)                               cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to a Stock Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of such Option; (y) with respect to a Restricted Stock Award or a Performance Share Award, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Stock Unit Award, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, or

(C)                               provide for any combination of (A) or (B).

(d)                                 Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 14(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Stock Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e)                                  No Other Rights.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Stock Option.

15.                               Change in Control.  Unless otherwise provided in a Participant’s Award Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s employment is terminated by the Company or its Affiliate that employs such Participant without Cause or by the Participant for Good Reason, all outstanding Stock Options, all Restricted Stock Awards, Performance Share Awards and Stock Unit Awards held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s employment.

16.                               Amendment of the Plan.  The Board may at any time and from time to time terminate, modify, or amend the Plan in any respect, except that no termination, modification or amendment shall be effective without shareholder approval if such approval is required to comply with any law, regulation or stock exchange rule.  No termination or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards.

17.                               Miscellaneous.

(a)                                 Tax Withholding.

(i)                                     The Company and its Subsidiaries shall have the right to deduct from any cash payment made under the Plan any federal, state or local taxes of any kind required to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver shares of Common Stock pursuant to any Award under the Plan that the recipient of such Award pay to the Company such amount as may be required by the Company for the purpose of satisfying any liability for any such withholding taxes.  Any Award granted under the Plan may require the Company, or permit the recipient of such Award to elect, in accordance with any applicable rules established by the Committee, to withhold or to pay all or a part of the amount of such withholding taxes in shares of Common Stock, provided, however, that regardless of whether set forth in the Award Agreement, any person subject to Section 16 of the Exchange Act shall have the unfettered right but not the obligation to direct and compel the Company to withhold, or to accept from such person, such number of shares of Common Stock valued at the Fair Market Value on the date of such payment as is necessary to pay, in whole or in part, such person’s withholding tax obligation.  Except for elections made by persons subject to Section 16 of the Exchange Act, elections by all other Participants may be denied by the Committee in its sole discretion, or may be made subject to certain conditions specified by the Committee.  Neither the Board of Directors nor the Committee shall have any discretion with respect to the elections by persons subject to Section 16 of the Exchange Act in order that such transactions shall qualify for the exemption from short-swing profit liability pursuant to the “disposition to the issuer” exemption set forth at Rule 16b-3(e) promulgated under Section 16 of the Exchange Act.

(ii)                                  The applicable Award Agreement for an Incentive Stock Option shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two (2)-year period commencing on the day after the date of the grant or within the one (1)-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

(b)                                 Loans. On such terms and conditions as shall be approved by the Committee, the Company may directly or indirectly lend money to a Participant to accomplish the purposes of the Plan, including to assist such Participant to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and the Committee may also separately lend money to any Participant to pay taxes with respect to any of the transactions contemplated by the Plan.  Notwithstanding the foregoing, no such loan shall be made to an executive officer or director of the Company.

(c)                                  No Right to Grants or Employment.  No Eligible Employee or Participant shall have any claim or right to receive grants of Awards under the Plan.  Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(d)                                 Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e)                                  Other Employee Benefit Plans.  Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

(f)                                   Securities Law Restrictions.  The Committee may require each Eligible Employee purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Employee is acquiring the shares for investment and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(g)                                  Compliance with Rule 16b-3.  Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any Award under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

(h)                                 Deductibility Under Code Section 162(m).  Awards granted under the Plan to Eligible Employees which the Committee reasonably believes may be subject to Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with such an Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to Section 162(m) of the Code.

(i)                                     Award Agreement.  Each Eligible Employee receiving an Award under the Plan shall enter into an Award Agreement in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters as the Committee shall, in its sole discretion, determine.  In the event of any conflict or inconsistency between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(j)                                    Costs of Plan.  The costs and expenses of administering the Plan shall be borne by the Company.

(k)                                 Governing Law.  Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(l)                                     Effective Date of Amendment.  The Option Exchange Program (as defined below) shall not be effected under this Plan until approval of the amendments reflected in this April 4, 2012 restatement of the Plan by the shareholders of the Company.

18.                               Stock Option Exchange Program

Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 18. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:

(1)                                 each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

(2)                                 the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

(3)                                 each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

For purposes of this Section 18, “Eligible Employees” means any employees of the Company and its wholly-owned subsidiaries other than its executive officers.  “Eligible Options” means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this amended and restated Plan on April 4, 2012.

By:	/s/ Bradley D. Kohn

Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	April 4, 2012

Appendix B

MEMC ELECTRONIC MATERIALS, INC.

2001 EQUITY INCENTIVE PLAN

Amended and Restated April 4, 2012

Recitals

The Board of Directors of MEMC Electronic Materials, Inc. established the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan on December 10, 2001.  The Board amended and restated the Plan effective as of March 1, 2002 to permit equity incentive awards to prospective employees, and to increase the number of shares for which an option may be granted.  The Board further amended and restated the Plan effective as of January 26, 2004 to permit the award of Stock Units and to expand the Plan to cover directors of MEMC Electronic Materials, Inc. The Board further amended the Plan effective as of March 2, 2004 to increase the maximum number of shares of Common Stock that may be issued under the Plan from 7,000,000 to 15,000,000.  The Board further amended the Plan effective as of January 24, 2007, to increase the maximum number of shares of Common Stock that may be issued under the Plan from 15,000,000 to 25,000,000.  The Board further amended the Plan effective as of April 4, 2012 to permit a one-time stock option exchange program.

NOW, THEREFORE, the Plan is hereby amended and restated effective as of April 4, 2012 to read in its entirety as follows:

1.             Purpose of the Plan

The purpose of this MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the service and employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.             Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a)           “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person.

(b)           “Award” shall mean an Option, a share of Restricted Stock or a Stock Unit granted to a Participant pursuant to the terms of this Plan, as evidenced by an Award Agreement.

(c)           “Award Agreement” shall mean, in the case of an Option, a Stock Option Grant Agreement, in the case of a grant of a share of Restricted Stock, a Restricted Stock Agreement, and in the case of a Stock Unit, a Stock Unit Agreement.

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Affiliate which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.  If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f)            “Change in Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG Wafer Holdings LLC or any of its Affiliates (hereinafter “TPG”); (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction and TPG holds less than 20% of the outstanding Voting Stock of the Company.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)           “Commission” shall mean the U.S. Securities and Exchange Commission.

(i)            “Committee” shall mean the Committee appointed by the Board pursuant to Section 3 of this Plan, or in the absence of such appointment, the Board.

(j)            “Common Stock” shall mean the shares of common stock of the Company, par value $0.01 per share.

(k)           “Company” shall mean MEMC Electronic Materials, Inc.

(l)            “Disability” shall, with respect to any Participant, that, as a result of incapacity due to a physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) months or six (6) months in the aggregate during any twelve (12) month period.  Notwithstanding the foregoing, if, as of the date of determination, the Participant is party to an effective employment or consulting agreement or Award Agreement that contains a different definition of the term “Disability” (or any derivation of such term), the definition in such agreement shall control.

(m)          “Eligible Employee” shall mean any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or an Affiliate.

(n)           “Employment” shall mean employment with the Company or any Affiliate, service as a director of the Company and service as a consultant for the Company or any Affiliate.  “Employee” and “Employed” shall have correlative meanings.

(o)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)           “Exercise Date” shall have the meaning set forth in Section 5.9 herein.

(q)           “Exercise Notice” shall have the meaning set forth in Section 5.9 herein.

(r)            “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee for each Grant and specified in the Stock Option Grant Agreement.

(s)            “Fair Market Value” shall mean, as of any date, the closing price of the share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

(t)            “Good Reason” shall mean, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

(u)           “Grant Date” shall mean, in the case of an Option, the Grant Date as defined in Section 5.3, in the case of Restricted Stock, the Grant Date as defined in Section 6.2, and, in the case of Stock Units, the Grant Date as defined in Section 7.2.

(v)           “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

(w)          “Non-Qualified Stock Option” shall mean an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(x)           “Officer” shall mean the Company’s president, principal financial officer, principal accounting officer (of if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.  Officers of the Company’s subsidiaries shall be deemed to be officers if they perform such policy-making function for the Company.

(y)           “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan.  Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

(z)           “Option Spread” shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

(aa)         “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a Grant of an Award under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(bb)         “Permitted Transferee” shall mean a Transferee who meets the requirements set forth in Section 5.6.

(cc)         “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(dd)         “Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan, as may be amended from time to time.

(ee)         “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an Employee.

(ff)          “Restricted Stock” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 6 herein and which is subject to the restrictions set forth in Section 6 herein or in any Restricted Stock Agreement that evidences such grant for so long as such restrictions continue to apply to such share.

(gg)         “Restricted Stock Agreement” shall mean the separate written agreement evidencing the grant of each share of Restricted Stock pursuant to the Plan.

(hh)         “Retirement” shall mean retirement from active employment with the Company and its subsidiaries on or after the attainment of age 65, or after attainment of age 55 and completion of 10 years of service with the Company; or such other retirement date as may be approved by the Committee for purposes of this Plan and specified in the applicable Award Agreement.

(ii)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj)           “Stock Option Grant Agreement” shall mean the separate written agreement evidencing the grant of each Option pursuant to the Plan.

(kk)         “Stock Unit” shall mean the right to receive a share of Common Stock from the Company at a designated time in the future (provided such Stock Unit is vested at such time) which is granted to a Participant pursuant to Section 7 herein and which is subject to the restrictions set forth in Section 7 herein or in any Stock Unit Agreement that evidences such right.  The participant does not have the rights of a stockholder until receipt of the Common Stock.

(ll)           “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferable”, “Transferee” and “Transferor” shall have correlative meanings.

(mm)      “Valuation Date” shall mean the trading date immediately preceding the date of the relevant transaction.

(nn)         “Vesting Date” shall mean, in the case of an Option, the date an Option becomes exercisable pursuant to Section 5.4, in the case of Restricted Stock, the date a share of Restricted Stock vests pursuant to Section 6.3, and, in the case of Stock Units, the date a right to receive a share of Common Stock vests pursuant to Section 7.3.

3.             Administration of the Plan

The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board.  The Committee may delegate its authority to grant Awards to a subcommittee of such Committee comprised solely of outside directors.  In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable.  In addition, in 2001 the Chairman of the Board of Directors may grant Awards to employees who are not Officers, up to a total aggregate of 5,000,000 shares, subject to the terms and conditions determined by him.  In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director or an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1          Powers of the Committee.  In addition to the other powers granted to the Committee under this Plan, the Committee shall have the discretionary power: (a) to determine to which of the Eligible Employees grants of Awards shall be made; (b) to make Inducement Awards to Prospective Employees; (c) to determine whether a grant of an Award will consist of an Option, Restricted Stock, Stock Units or any combination thereof, (d) to determine the time or times when grants shall be made and to determine the number of shares of Common Stock subject to each such Award; (e) to prescribe the form of any Award Agreement evidencing an Award and make any amendment or modification to any Award Agreement consistent with the terms of this Plan; (f) to determine the terms and conditions applicable to each Award (which need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of this Plan; (h) to construe and interpret this Plan, such rules and regulations and the instruments evidencing the Awards; and (i) to make all other determinations necessary or advisable for the administration of this Plan.

3.2          Determinations of the Committee.  Any grant of an Award, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

3.3          Indemnification of the Committee.  No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award.  To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

3.4          Inconsistent Terms.  In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall govern.

4.             Shares Subject to this Plan

Subject to adjustment as provided in this Section 4 and Section 9 hereof, the maximum number of shares of Common Stock available for grant under this Plan shall be 25,000,000.  To the extent that any Award granted under this Plan terminates, expires or is canceled without having been exercised, the shares covered by such Award shall again be available for grant under this Plan.

No Eligible Employee whose Option(s) the Committee reasonably believes will be subject to Section 162(m) of the Code shall receive a grant of an Option or Options with respect to more than 2,000,000 shares of Common Stock in any calendar year.

5.             Options

5.1          Identification of Options.  The Options granted under this Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

5.2          Exercise Price.  The Exercise Price of any Option granted under this Plan shall be such price as the Committee shall determine (which may be equal to, less than or greater than the Fair Market Value of a share of Common Stock on the Grant Date for such Options but shall not be less than par value per share) and which shall be specified in the Stock Option Grant Agreement; provided, however, that such price may not be less than the minimum price required by law.

5.3          Grant Date.  The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

5.4          Vesting Date of Options.  Each Stock Option Grant Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Option shall become exercisable; provided, however, that, unless otherwise provided in a Participant’s Stock Option Grant Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

5.5          Limitation on Transfer.  During the lifetime of a Participant, each Option shall be exercisable only by such Participant unless the Participant obtains written consent from the Company to Transfer such Option to a specified Transferee (a “Permitted Transferee”) or the Participant’s Stock Option Grant Agreement provides otherwise.  Only Transfers of Options without consideration shall be permitted.

5.6          Condition Precedent to Transfer of Any Option.  It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

5.7          Effect of Void Transfers.  In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

5.8          Exercise of Options.  A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 5.9 hereto; provided that no option granted on or after March 1, 2002 may be exercised until the beginning of the twelve-month period immediately preceding the 10th anniversary of the Grant Date, or the beginning of such other period as is prescribed in the Participant’s Stock Option Grant Agreement, to the extent that the Company’s federal income tax deduction for the Option Spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur; provided, further, that no option granted before March 1, 2002 may be exercised until the beginning of the two-month period immediately preceding the 10th anniversary of the Grant Date to the extent that the Company’s federal income tax deduction for the Option Spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur.

5.9          Method of Exercise.  Unless otherwise determined by the Committee, the Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”).  Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant and (c) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Plan and Stock Option Grant Agreement as if they had been original signatories thereto.  The Exercise Notice shall include (i) payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (ii) if approved in advance by the Committee, a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice or a combination of cash and certificates or any other method otherwise approved by the Committee.  In its discretion, the Committee may also permit any Participant to exercise an Option through a cashless exercise procedure involving a broker or dealer approved by the Committee, provided that the participant complies with the procedures for such an exercise established by the Committee.

5.10        Certificates of Shares.  Upon the exercise of the Options in accordance with Section 5.9, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant as soon as practicable following the Exercise Date or such shares shall be held in the name of the Participant in bank entry form by a broker/dealer designated by the Participant or the Company.

5.11        Termination of Options.  The Committee may, at any time, in its absolute discretion, without amendment to this Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay (a) with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

5.12        Rights as Stockholder.  Except as otherwise expressly provided herein, the Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to this Plan until the date such Options vest and the Participants become the registered owners of such shares.  Except as otherwise expressly provided in Section 9 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such Option becomes vested and a stock certificate is issued.

6.             Restricted Stock

6.1          Grant of Restricted Stock.  The Committee may grant shares of Restricted Stock pursuant to this Plan.  Each Grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement containing such conditions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 6.

6.2          Grant Date.  The Grant Date of a share of Restricted Stock shall be the date designated by the Committee and specified in the Restricted Stock Agreement as the date the share of Restricted Stock is granted.

6.3          Vesting Date of Restricted Stock.  Each Restricted Stock Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such shares of Restricted Stock shall become vested; provided, however, that, unless otherwise provided in a Participant’s Restricted Stock Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all shares of Restricted Stock held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

6.4          Limitation of Transfer of Restricted Stock Prior to Vesting.  Prior to the date the shares of Restricted Stock become vested, each share of Restricted Stock shall not be Transferable under any circumstances and no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee with any interest or right in or with respect to such share, but immediately upon any attempt to Transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

6.5          Issuance of Certificates for Restricted Stock.

(a)           Issuance of Certificates Issued Prior to Vesting.  Reasonably promptly after the receipt by the Company of the Restricted Stock Agreement executed by the Participant with respect to the shares of Restricted Stock granted by the Restricted Stock Agreement, the Company shall cause to be issued stock certificates, registered in the name of the Participant, evidencing the Common Stock granted by the Restricted Stock Agreement.  Each certificate shall contain such legends as the Committee deems appropriate.  The Committee may require that the certificate evidencing such share be held in custody by the Company until such share of Restricted Stock becomes vested, and that, as a condition of any Award of Restricted Stock, the Committee may require that the Participant deliver to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award.  Alternately, the Committee may direct that the shares be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

(b)           Issuance of Certificates Issued After Vesting.  Reasonably promptly after any such shares of Restricted Stock vests pursuant to Section 6.3 hereof, the Company shall cause to be issued and delivered to the Participant new certificates evidencing such Common Stock, containing such legends as the Committee deems appropriate or such shares may be held in the Participant’s name in bank entry form by a broker/dealer designated by the Participant or the Company.

6.6          Termination of Restricted Stock.  The Committee may, at any time, in its absolute discretion, terminate any Award of shares of Restricted Stock then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each share of Restricted Stock, whether or not vested on the date of such termination, an amount equal to the Fair Market Value determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

6.7          Rights as Shareholders.

(a)           Dividends.  Unless otherwise provided in the Restricted Stock Award Agreement, ordinary and routine dividends paid in cash with respect to shares of Restricted Stock that are outstanding as of the relevant record date for such dividends shall be distributed to the Participant in the manner determined by the Committee.  Stock dividends issued with respect to shares covered by the Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and terms and conditions that apply to the shares with respect to which such dividends are issued.

(b)                                 Voting.  The Participant shall be entitled to vote the Restricted Stock, or in the case of Restricted Stock held in custody by the Company, direct the Company as to the manner as to which the Restricted Stock shall be voted.

7.                                      Stock Units

7.1                               Grant of Stock Unit.  The Committee may grant Stock Units pursuant to this Plan.  Each Grant of Stock Units shall be evidenced by a Stock Unit Agreement containing such restrictions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 7.

7.2                               Grant Date.  The Grant Date of a Stock Unit shall be the date designated by the Committee and specified in the Stock Unit Agreement as the date the Stock Unit is granted.

7.3                               Vesting Date of Stock Units.  Each Stock Unit Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Stock Units shall become vested; provided, however, that, unless otherwise provided in a Participant’s Stock Unit Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all Stock Units held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

7.4                               Limitation of Transfer of Stock Units.  A Stock Unit shall not be Transferable under any circumstances and no transfer of a Participant’s rights with respect to such Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee any interest or right in or with respect to such Stock Unit, but immediately upon any attempt to Transfer such Stock Unit, such Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

7.5                               Issuance of Certificates for Common Stock.  As soon as practical after the time stated in the Stock Unit Agreement, shares of Common Stock equal to the number of vested Stock Units reflected in the applicable Stock Unit Agreement shall be distributed to the Participant (or the beneficiary(ies) or personal representative of a deceased Participant).  Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

7.6                               Termination of Stock Units.  The Committee may, at any time, in its absolute discretion, terminate any Stock Unit Award then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each Stock Unit, whether or not vested on the date of such termination, an amount equal to the Fair Market Value of a share of Common Stock determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

7.7                               Rights as Shareholders.  A Participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect any Stock Units.  A Participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Stock Unit Agreement.

8.                                      Termination of Employment

8.1                               Expiration of Options.  With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement.  With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on the date such Participant’s Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death, Disability or Retirement; (iii) one year after the date of the Participant’s Employment is terminated by reason of the Participant’s death; (iv) one year after the date the Participant’s Employment is terminated by reason of Disability or Retirement, provided, however, that if during such one-year period following the termination of the Participant’s Employment by reason of Disability or Retirement the Participant dies, the Participant’s legal representative or beneficiary may exercise the Participant’s Option(s), or any portion thereof, which have become exercisable on the date of the Participant’s Employment is terminated for a period of one year from the date of the Participant’s death; or (iv) the 10th anniversary of the Grant Date for such Option(s).  Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

8.2                               Expiration of Restricted Stock.  With respect to each Participant, such Participant’s shares of Restricted Stock which have not become vested on the date such Participant’s Employment is terminated for any reason shall be forfeited unless otherwise specified in the Restricted Stock Agreement.

8.3                               Expiration of Stock Units.  With respect to each Participant, such Participant’s Stock Units that have not become vested on the date such Participant’s Employment is terminated for any reason shall be forfeited unless otherwise specified in the Stock Unit Agreement.

9.                                      Adjustment Upon Changes in Company Stock

(a)                                 Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

(b)                                 Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c)                                  Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A)  provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B)  cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option;  (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Stock Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, or

(C)  provide for any combination of (A) or (B).

(d)                                 Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e)                                  No Other Rights.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

10.                               Withholding Taxes

10.1                        Cash Remittance.                                                 Whenever shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Stock Unit Agreement, or when shares of Restricted Stock vest, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements, if any, attributable to such exercise, grant or lapse prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions.  Without limitation on the foregoing, the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy any applicable tax liability, including, without limitation, that if the Company or any of its Affiliates is liable to account for or deduct any tax, national insurance or other fiscal impositions or duties payable as a result of the exercise of the Option or the issue or transfer of shares of Common Stock from the salary or other earnings of the Participant in any relevant payment period and such salary or earnings are insufficient to meet the liability of the Company or any of its Affiliates, then the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy this liability.

10.2                        Stock Remittance.                                               At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Stock Unit Agreement, or when shares of Restricted Stock vest, the Participant may tender to the Company a number of shares of Common Stock owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 10.1 hereof, if any.

10.3                        Stock Withholding.                                       At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon exercise of an Option or the time specified in a Stock Unit Agreement, or the grant of Restricted Stock, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 10.1 hereof, if any.

11.                               Securities Matters

11.1                        Registration.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or advisable.

11.2                        Effectiveness of Option Exercise or Award.  With respect to an Option, the exercise of such Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.                               Effective Date; Plan Term; Amendment of this Plan; Termination of this Plan

12.1                        Effective Date.  The effective date of this Plan shall be December 7, 2001.

12.2                        Plan Term.  The Committee shall not grant any Awards under this Plan on or after the tenth anniversary of the date this Plan was adopted.  All Awards which remain outstanding after such date shall continue to be governed by the Plan and the function of the Committee will be limited to supervising the administration of Awards previously granted.

12.3                        Amendment of this Plan.  The Committee may, in its absolute discretion, from time to time revise or amend this Plan, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under this Plan or any outstanding Award without such Participant’s written consent.

12.4                        Termination of this Plan.  The Committee may at any time, in its absolute discretion, suspend or terminate this Plan.  No awards may be granted during any suspension of the Plan or after the Plan has been terminated.  The termination of the Plan shall not affect any Awards previously granted.  After the Plan terminates, the function of the Committee will be limited to supervising the administration of Awards previously granted.

13.                               Miscellaneous

13.1                        No Special Employment Rights.  Nothing contained in this Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

13.2                        Right of Offset.  If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Affiliates, the Company, upon a determination by the Committee, and to the extent permitted by applicable law, may offset such amount so owing against the amount of benefits otherwise distributable.  Such determination shall be made by the Committee.

13.3                        No Obligation to Exercise an Option.  The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

13.4                        Notices.  All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

If to the Participant, to the Participant’s last known address.

If to the Company:

                                          MEMC Electronic Materials, Inc.

                                          Attention: Vice-President, Human Resources

                                          501 Pearl Dr.

                                          St. Peters, MO 63376

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

13.5                        Descriptive Headings.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

13.6                        Gender.  All references herein to the masculine gender shall include the feminine.

13.7                        Severability.  In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

13.8                        Governing Law.  This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

13.9                        Shareholder Approval.  The Option Exchange Program (as defined below) shall not be effected under this Plan until approval of the amendments reflected in this April 4, 2012 restatement of the Plan by the shareholders of the Company.

14.                               Stock Option Exchange Program

Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 14. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:

(1)                                 each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

(2)                                 the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

(3)                                 each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii)

three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

For purposes of this Section 14, “Eligible Employees” means any employees of the Company and its wholly-owned subsidiaries other than its executive officers.  “Eligible Options” means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this amended and restated Plan on April 4, 2012.

/s/ BRADLEY D. KOHN
Name:	Bradley D. Kohn
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date:	April 4, 2012

Appendix C

MEMC ELECTRONIC MATERIALS, INC.

2010 EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED AS OF APRIL 4, 2012)

1.                                      Purpose

The purpose of this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Subsidiaries with an appropriate incentive to encourage them to continue in the service and employ of the Company or Subsidiary and to improve the growth and profitability of the Company.  The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.                                      Definitions

When used herein, the following terms shall have the meaning set forth below:

2.1                               “Award” shall mean an Option, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.

2.2                               “Board” means the Board of Directors of the Company.

2.3                               “Cause”  means, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Subsidiary which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Total Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Subsidiaries; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Subsidiaries or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.  If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

2.4                               “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; (v) any Person or Group shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

2.5                               “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

2.6                               “Committee” means the members of the Board’s Compensation Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7                               “Company” means MEMC Electronic Materials, Inc., a Delaware corporation.

2.8                               “EBITDA” means the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company’s audited financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.

2.9                               “Eligible Employee” means any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or a Subsidiary.

2.10                        “Employment” means employment with the Company or any Subsidiary, service as a director of the Company and service as a consultant for the Company or any Subsidiary.  “Employee” and “Employed”, when used herein, shall have correlative meanings.

2.11                        “Fair Market Value” means, as of any date, the closing price of one share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board.

2.12                        “Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Subsidiaries otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

2.13                        “Grantee” means a person to whom an Award is made.

2.14                        “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.

2.15                        “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

2.16                        “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.

2.17                        “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.

2.18                        “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee.  An Option may be either an ISO or an NQSO or a combination thereof.

2.19                        “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a grant of an Award under the Plan has been made, and, where applicable, shall include permitted transferees pursuant to Section 9 hereof.

2.20                        “Performance Unit Award” means an award tied to selected performance criteria.  Performance Unit Awards will provide for payment of an award in Shares, as determined by the Committee, if performance goals are achieved over specified performance periods.

2.21                        “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

2.22                        “Plan” means this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan, Amended and Restated as of April 4, 2012.

2.23                        “Predecessor Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan.

2.24                        “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an employee.

2.25                        “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

2.26                        “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party.  This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.

2.27                        “Shares” means shares of the Company’s common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

2.28                        “Specified Employee” means any Company employee that the Company determines is a Specified Employee within the meaning of Section 409A of the Code.

2.29                        “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

2.30                        “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10 hereof.

2.31                        “Term” means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

2.32                        “Total Disability” means total disability as defined under the Company’s or any Subsidiary’s group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.

3.                                      Administration of the Plan

3.1                               The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board.  The Committee may delegate its authority to grant Awards to a subcommittee of such Committee.  In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable.  In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director, an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.2                               The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award.  The Committee may grant such additional benefits in connection with any Award as it deems appropriate.  The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time.  The Committee’s actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.

3.3                               The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan.  Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.

3.4                               The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

3.5                               The performance criteria for Awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 7.2.

3.6                               No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award.  To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

4.                                      Eligibility

Awards may be made under the Plan to Eligible Employees or Prospective Employees of the Company or a Subsidiary.  In making a determination concerning the granting of Awards to Eligible Employees or Prospective Employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.                                      Shares Subject to Plan

Subject to adjustment as provided in Section 19 below, the aggregate number of Shares which may be issued pursuant to Awards under this plan is (i) 15,000,000 plus (ii) the number of Shares authorized for issuance and available for awards under the Predecessor Plan on December 31, 2010. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.  The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 9.  Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards.  Shares used to pay the exercise price of Options and Shares withheld to pay taxes shall not be recycled to the Share pool for the Plan.

6.                                      Granting of Options to Eligible Employees

6.1                               Subject to the terms of the Plan, the Committee may from time to time grant Options to Eligible Employees; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

6.2                               The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.

6.3                               The purchase price of each Share subject to Options shall be fixed by the Committee, which shall be specified in the Stock Option Grant Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that such price may not be less than the minimum price required by law. Except as otherwise provided in Section 19 or pursuant to the Option Exchange Program as set forth in Section 27 hereof, in no event may an Option be repriced or exchanged for any consideration without shareholder approval.

6.4                               Notwithstanding any provision in this Plan to the contrary, the minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.5                               Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.

6.6                               Notwithstanding any provision in this Plan to the contrary, ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.7                               Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee.  Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted; provided, however, that, unless otherwise provided in a Participant’s Award agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Subsidiary without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

6.8                               Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

6.9                               Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.                                      Grant of Performance Unit Awards to Eligible Employees

7.1                               The Committee may designate Eligible Employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.

7.2                               The Committee shall establish indicators of performance applicable to the relevant performance period, subject to the terms of Section 8.6 hereof.  Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company’s pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U. S. generally accepted accounting principles.

7.3                               Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

7.4                               At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. The number of Shares paid in settlement of the Performance Unit Awards shall be determined based on the Fair Market Value of Shares on the date of settlement of the Performance Unit Awards.

7.5                               Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period.

7.6                               In the event a Grantee is involuntarily terminated without Cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met at the time of termination, payable at the end of the applicable performance period in accordance with the terms of the applicable Performance Unit Awards.  Notwithstanding the foregoing, no payment shall be made to a Specified Employee pursuant to this Section 7.6 until the first day of the seventh month following the date on which the Specified Employee has a separation from service within the meaning of Code Section 409A.

8.                                      Grant of Restricted Stock Awards to Eligible Employees

8.1                               Subject to the terms of the Plan, the Committee may also grant Eligible Employees Restricted Stock Awards.

8.2                               The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee.  Except as provided in or pursuant to Sections 10 and 11, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

8.3                               The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her.  Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award either (1) at such specified time or upon such fixed schedule during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or (2) at the time the Shares to which the dividend equivalents apply are delivered to the Grantee.  For purposes of Code Section 409A, all dividends are treated as earnings that are separate from the right to the other amounts deferred under the Plan for purposes of designating the time and form of Plan payments, pursuant to 26 CFR §1.409A-3(e).  Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

8.4                               Subject to the terms of the Plan, the Committee may make all or any portion of Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

8.5                               The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

8.6                               All Restricted Stock Awards and Performance Unit Awards shall have a vesting period of at least three (3) years (or one (1) year in the case of Restricted Stock Awards or Performance Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the applicable Award agreement for vesting of the applicable Award on a pro rata basis during the vesting period and/or that the vesting period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Total Disability, or termination of Employment in connection with a Change in Control, pursuant to Section 11; (ii) in the event of the Participant’s termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance; provided, however, that the number of Shares subject to Awards granted pursuant to this clause (iii) does not exceed five percent (5%) of the number of Shares authorized for grant under this Plan.

9.                                      Non-Transferability of Rights

No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders.  For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.

10.                               Death or Termination of Employment of Employees

10.1                        Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options on death or termination of employment as it shall, in its discretion, determine.  No such provision shall extend the Term of an Option, nor shall any such provision permit an Option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

10.2                        Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee’s termination of employment for any reason other than disability or death, or twelve months following a Grantee’s termination of employment by reason of disability.  Following a Grantee’s death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.

10.3                        The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.

10.4                        Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award.  The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

11.                               Provisions Relating to Termination of the Company’s Separate Existence

The Committee may provide that in the event the Company experiences a Change in Control, any and all Options granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full, and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement.

12.                               Writings Evidence Awards

Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee.  The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs.  Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13.                               Exercise of Rights Under Awards

13.1                        A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

13.2                        In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made by either of the following methods, unless explicitly precluded pursuant to the terms of the instrument evidencing grant of the Award:  (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law); or (v) in the case of an exercise of a NQSO, by means of a net exercise.  In the event of a net exercise of a NQSO, the person entitled to exercise the NQSO shall receive the number of Shares equal to the aggregate number of Shares being purchased upon exercise less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the NQSO is being exercised.  No Shares shall be issued upon exercise of an Option until full payment has been made therefore.

13.3                        Upon exercise of an Option, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

13.4                        If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.

13.5                        All notices or requests provided for herein shall be delivered to the Senior Vice President (or Vice President) of Human Resources of the Company.

13.6                        Notwithstanding anything in this Plan to the contrary, if a person is entitled to receive Shares upon exercise, settlement, or other payment based upon an Award, any fractional portion of such Shares to which such person is entitled shall, instead of being paid as fractional Share, be paid in cash in an amount equal to the fractional portion of such Shares multiplied by the Fair Market Value of a Share on the date of payment.

14.                               Effective Date of the Plan and Duration

14.1                        The Plan originally became effective on February 21, 2010 (the “Effective Date”), subject to approval within one (1) year thereafter by the Company’s stockholders which was duly obtained.  Amendments contained in this Plan (in Section 6.3 and Section 27) to implement a one-time option exchange program were approved by the Company’s Board of Directors on April 4, 2012, but shall not be effected until stockholder approval of such amendments reflected in this April 4, 2012 restatement of the Plan.

14.2                        No Awards may be granted under the Plan on or after February 21, 2020 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15.                               Date of Award

The date of an Award shall be the date on which the Committee’s determination to grant such Award is final, or such later date as shall be specified by the Committee.  The Award shall be documented within a reasonable period of time following the date of the Award.

16.                               Shareholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

17.                               Postponement of Exercise

The Committee may postpone any exercise of an Option or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Restricted Stock Award.  Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee’s Successor or to any other person with respect to any Shares with respect to which the Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18.                               Termination, Suspension or Modification of Plan or Awards

The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company’s stockholders in accordance with the requirements of Section 14 hereof, effect any change (other than through adjustment for changes in capitalization as herein provided) which:

18.1                        increases the aggregate number of Shares for which Awards may be granted;

18.2                        lowers the minimum Option price;

18.3                        lengthens the maximum period during which an Option may be exercised;

18.4                        disqualifies any member of the Committee from being a “non-employee director” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;

18.5                        changes the class of employees eligible to receive Awards; or

18.6                        extends the period of time during which Awards may be granted.

No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.  Except as described above, the Committee may amend the Plan and any Award granted under the Plan as the Committee deems necessary or appropriate to comply with Section 409A of the Code.

19.                               Adjustment for Changes in Capitalization

19.1                        Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

19.2                        Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

19.3                        Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A)  provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate,

some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B)  cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the fair market value of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option;  (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Performance Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, but only to the extent such cancellation and payment does not violate Code Section 409A, or

(C)  provide for any combination of (A) or (B).

19.4                        Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

19.5                        No Other Rights.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

20.                               Delivery of Shares in Lieu of Cash Incentive Awards

20.1                        Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

20.2                        The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

20.3                        Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

21.                               Non-Uniform Determination

The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise Eligible Employees, whether or not such employees are similarly situated.

22.                               Taxes

The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards.  The Company may withhold Shares received upon exercise of an Award in order to satisfy its withholding obligations with respect to Awards.

23.                               Tenure

An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award.  At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options already exercised and Restricted Stock Awards on which restrictions have already lapsed.

24.                               Application of Proceeds

The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

25.                               Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

26.                               Governing Law

The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

27.                               Stock Option Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.3, the Company, by action of the Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of stockholder approval of this new Section 27. Under the option exchange offer, Eligible Employees (as defined below) would be offered the opportunity to exchange Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:

(1)                                 each New Option shall have a value (determined in accordance with a generally accepted valuation method as of a date prior to the commencement of any exchange offer) substantially equal to the value of the Surrendered Option;

(2)                                 the Compensation Committee shall determine exchange ratios for the Option Exchange Program consistent with the foregoing pursuant to which each New Option shall represent the right to purchase fewer shares than the shares underlying the Surrendered Option, and the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of grant of the New Option; and

(3)                                 each Surrendered Option shall be exchanged for a New Option with either (i) two year annual vesting for options that are already fully vested at the time of the exchange, or (ii) three year annual vesting for options that are not fully vested at the time of the exchange, and shall have an expiration date of seven years after the grant date.

For purposes of this Section 27, “Eligible Employees” means any employees of the Company and its wholly-owned subsidiaries other than its executive officers.  “Eligible Options” means any option other than a New Option where, as of the date specified by the terms of the exchange offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than $10.00 and was granted more than one year prior to the date of the commencement of the offer. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

ADOPTED, pursuant to resolution of the Board of Directors (and, as amended, subject to shareholder approval) this 4th day of April, 2012

By	/s/ Bradley D. Kohn
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date:	April 4, 2012

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY MEMC ELECTRONIC MATERIALS, INC. The Board of Directors recommends that you vote FOR Proposal 1: 1. Election of two Directors to serve for a term expiring in 2015. For Against Abstain Nominees: 1a. Robert J. Boehlke 1b. Emmanuel T. Hernandez The Board of Directors recommends that you vote FOR Proposal 2: 2. Non-binding advisory vote on executive compensation. The Board of Directors recommends that you vote FOR Proposal 3: 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. The Board of Directors recommends that you vote FOR Proposal 4: 4. Approval of amendments to our equity incentive plans to allow a one-time stock option exchange program. The Board of Directors recommends that you vote AGAINST Proposal 5: 5. Approval of shareholder proposal to elect each director annually. This proxy is solicited on behalf of the Board of Directors. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date M45733-P21780 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on Friday, May 25, 2012: The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com. The 2012 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 25, 2012 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 5, 2012 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. Proposals to be voted on at the Annual Meeting are listed below. 1. To elect two directors to serve for a term expiring in 2015: Robert J. Boehlke and Emmanuel T. Hernandez; 2. To hold a non-binding advisory vote on executive compensation; 3. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; 4. To approve amendments to our equity incentive plans to allow a one-time stock option exchange program; and 5. To consider and act upon a shareholder proposal to elect each director annually. The Board of Directors recommends a vote FOR each of the Director nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2012 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com M45734-P21780 MEMC ELECTRONIC MATERIALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2012. The stockholder(s) hereby appoint(s) Bradley D. Kohn and Douglas Woodworth, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MEMC Electronic Materials Inc. is/are entitled to vote at the 2012 Annual Meeting. The 2012 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the "Company") will be held at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 25, 2012 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 5, 2012 (the "Record Date"), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012, FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DESCRIBED IN THE PROXY STATEMENT, FOR THE APPROVAL OF AMENDMENTS TO OUR EQUITY INCENTIVE PLANS TO ALLOW A ONE-TIME OPTION EXCHANGE PROGRAM, AND AGAINST THE STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY MEMC ELECTRONIC MATERIALS, INC. The Board of Directors recommends that you vote FOR Proposal 1: 1. Election of two Directors to serve for a term expiring in 2015. Nominees: 1a. Robert J. Boehlke 1b. Emmanuel T. Hernandez The Board of Directors recommends that you vote FOR Proposal 2: 2. Non-binding advisory vote on executive compensation. The Board of Directors recommends that you vote FOR Proposal 3: 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. The Board of Directors recommends that you vote FOR Proposal 4: 4. Approval of amendments to our equity incentive plans to allow a one-time stock option exchange program. The Board of Directors recommends that you vote AGAINST Proposal 5: 5. Approval of shareholder proposal to elect each director annually. This proxy is solicited on behalf of the Board of Directors. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.) M45735-P21780 THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on Friday, May 25, 2012: The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com. The 2012 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 25, 2012 at 9:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, April 5, 2012 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. Proposals to be voted on at the Annual Meeting are listed below. 1. To elect two directors to serve for a term expiring in 2015: Robert J. Boehlke and Emmanuel T. Hernandez; 2. To hold a non-binding advisory vote on executive compensation; 3. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; 4. To approve amendments to our equity incentive plans to allow a one-time stock option exchange program; and 5. To consider and act upon a shareholder proposal to elect each director annually. The Board of Directors recommends a vote FOR each of the Director nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2012 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com M45736-P21780 MEMC ELECTRONIC MATERIALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2012. The undersigned hereby directs Prudential Bank & Trust, FSB as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 25, 2012 at 9:00 a.m., local time, and all adjournments thereof. This voting direction card when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan. The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.